N SRI 453053 v14
2013664-000033  05/03/2004
                                                 [EXECUTION COPY]

                            AGREEMENT
                               AND
                         PLAN OF MERGER







                              Among







            Clayton Williams Energy, Inc. ("Parent"),

                  CWEI-SWR, Inc. ("Merger Sub")

                               And

              Southwest Royalties, Inc. ("Company")







                           May 3, 2004
                        TABLE OF CONTENTS


ARTICLE 1 DEFINITIONS                                           1
          1.1  DEFINED TERMS                                    1
          1.2  REFERENCES AND TITLES                           10

ARTICLE 2 THE MERGER                                           10
          2.1  THE MERGER                                      10
          2.2  EFFECT OF THE MERGER                            10
          2.3  GOVERNING INSTRUMENTS, DIRECTORS AND OFFICERS
               OF THE SURVIVING CORPORATION.                   10
          2.4  EFFECT ON SECURITIES.                           11
          2.5  EXCHANGE OF CERTIFICATES/COMPANY
               WARRANTS/SEVERANCE AND BONUS PAYMENTS.          12
          2.6  CLOSING                                         14
          2.7  EFFECTIVE TIME OF THE MERGER                    14
          2.8  TAKING OF NECESSARY ACTION; FURTHER ACTION      14

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF THE COMPANY        14
          3.1  ORGANIZATION                                    14
          3.2  OTHER EQUITY INTERESTS                          15
          3.3  AUTHORITY AND ENFORCEABILITY                    15
          3.4  NO VIOLATIONS                                   16
          3.5  CONSENTS AND APPROVALS                          16
          3.6  FINANCIAL STATEMENTS.                           16
          3.7  CAPITAL STRUCTURE.                              17
          3.8  NO UNDISCLOSED LIABILITIES                      17
          3.9  ABSENCE OF CERTAIN CHANGES OR EVENTS            18
          3.10 COMPLIANCE WITH LAWS, MATERIAL AGREEMENTS AND
               PERMITS                                         18
          3.11 LITIGATION                                      19
          3.12 TAXES.                                          19
          3.13 COMPANY MATERIAL AGREEMENTS                     20
          3.14 ERISA PLANS.                                    20
          3.15 INSURANCE                                       20
          3.16 TITLE TO ASSETS                                 21
          3.17 COMPANY ENGINEERING REPORT                      21
          3.18 FINANCIAL AND COMMODITY HEDGING                 22
          3.19 ENVIRONMENTAL MATTERS                           22
          3.20 BOOKS AND RECORDS                               23
          3.21 BROKERS                                         24
          3.22 VOTE REQUIRED                                   24
          3.23 FAIRNESS OPINION                                24
          3.24 IMBALANCES                                      24
          3.25 ADDITIONAL DRILLING OBLIGATIONS                 24
          3.26 WELLS TO BE PLUGGED AND ABANDONED               25
          3.27 CURRENT FINANCIAL CONDITION                     25
          3.28 NO OTHER REPRESENTATIONS                        25

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF PARENT AND
          MERGER SUB                                           26
          4.1  ORGANIZATION                                    26
          4.2  AUTHORITY AND ENFORCEABILITY                    26
          4.3  NO VIOLATIONS                                   26
          4.4  CONSENTS AND APPROVALS                          27
          4.5  INTERIM OPERATIONS OF MERGER SUB                27
          4.6  FINANCING                                       27
          4.7  NO ADVICE                                       28

ARTICLE 5 COVENANTS                                            28
          5.1  CONDUCT OF BUSINESS BY THE COMPANY PENDING
               CLOSING                                         28
          5.2  ACCESS TO ASSETS, PERSONNEL AND INFORMATION.    30
          5.3  NO SOLICITATION.                                31
          5.4  STOCKHOLDER CONSENT                             32
          5.5  NOTICE OF CONSENT                               32
          5.6  ADDITIONAL ARRANGEMENTS                         33
          5.7  PUBLIC ANNOUNCEMENTS                            33
          5.8  PAYMENT OF EXPENSES                             33
          5.9  INDEMNIFICATION AND INSURANCE.                  34
          5.10 STOCKHOLDER LITIGATION                          35
          5.11 OPINION OF FINANCIAL ADVISOR                    35
          5.12 RESIGNATIONS OF OFFICERS AND DIRECTORS OF THE
               COMPANY                                         35
          5.13 WARRANT SURRENDER AGREEMENTS                    35
          5.14 COMPANY PURCHASE OF GENERAL PARTNER INTERESTS   35
          5.15 SPIN-OFF OF ASSETS AND LIABILITIES              35
          5.16 RELEASE BY STOCKHOLDERS                         36
          5.17 AUDITED FINANCIAL STATEMENTS                    36

ARTICLE 6 CONDITIONS TO CLOSING                                36
          6.1  CONDITIONS TO EACH PARTY'S OBLIGATION TO
               EFFECT THE MERGER                               36
          6.2  CONDITIONS TO OBLIGATIONS OF PARENT AND
               MERGER SUB                                      37
          6.3  CONDITIONS TO OBLIGATIONS OF THE COMPANY        38

ARTICLE 7 TERMINATION                                          38
          7.1  TERMINATION RIGHTS                              38
          7.2  EFFECT OF TERMINATION                           39
          7.3  TERMINATION FEE PAYABLE BY THE COMPANY          40
          7.4  TERMINATION FEE PAYABLE BY PARENT               40

ARTICLE 8 MISCELLANEOUS                                        40
          8.1  NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES   40
          8.2  AMENDMENT                                       40
          8.3  NOTICES                                         40
          8.4  COUNTERPARTS                                    42
          8.5  SEVERABILITY                                    42
          8.6  ENTIRE AGREEMENT; NO THIRD PARTY
               BENEFICIARIES                                   42
          8.7  APPLICABLE LAW                                  42
          8.8  NO REMEDY IN CERTAIN CIRCUMSTANCES              42
          8.9  ASSIGNMENT                                      42
          8.10 WAIVERS                                         42
          8.11 CONFIDENTIALITY AGREEMENT                       43
          8.12 INCORPORATION                                   43
          8.13 SPECIFIC PERFORMANCE                            43



SCHEDULES

Company Disclosure Schedule


EXHIBITS

A.   Ryder Scott Company, L. P. Report
B.   Confidentiality Agreement
 C.  *Form of Waiver of Claims and Covenant Not to Sue
                  AGREEMENT AND PLAN OF MERGER

     This Agreement and Plan of Merger (this "Agreement") is made and entered into as of the 3rd day of May, 2004, by and among Clayton Williams Energy, Inc., a Delaware corporation ("Parent"); CWEI-SWR, Inc., a Delaware corporation ("Merger Sub") and a wholly-owned subsidiary of Parent; and Southwest Royalties, Inc., a Delaware corporation (the "Company").

                            RECITALS

     A. Parent and the Company desire to effect a merger of Merger Sub with and into the Company (the "Merger").

     B. The board of directors of the Company has determined it advisable and in the best interests of the Company's stockholders to consummate the Merger, upon the terms and subject to the conditions set forth herein.

     C. The boards of directors of Parent and Merger Sub have determined it advisable and in the best interests of Parent's and Merger Sub's stockholders, respectively, to consummate the Merger, upon the terms and subject to the conditions set forth herein.

     NOW, THEREFORE, for and in consideration of the Recitals and the mutual covenants and agreements set forth in this Agreement, the Parties hereby agree as follows:

                            ARTICLE 1

                           DEFINITIONS

     1.1 Defined Terms. As used in this Agreement, each of the following terms has the meaning given in this Section 1.1 or in the Section referred to below:

     "Affiliate" means, with respect to any Person, each other Person that directly or indirectly (through one or more intermediaries or otherwise) controls, is controlled by, or is under common control with such Person. The term "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the actual power to direct or cause the direction of the management policies of a Person, whether through the ownership of stock, by contract, credit arrangement or otherwise.

     "Agreement" means this Agreement and Plan of Merger, as amended, supplemented and/or modified from time to time.

     "Acquisition Proposal" has the meaning specified in  Section
5.3(b).

     "Audited Financial Statements" has the meaning set forth  in
Section 5.17 but shall not include the Financial Statements of H.H. Wommack Income Fund 1983-1, Southwest Royalties, Inc., Income Fund 1983-1, Southwest Royalties, Inc., Income Fund 1984-1, Southwest Royalties, Inc., Income Fund 1985-1, and Southwest Royalties, Inc., Income/Drilling Program 1987-1, L.P.

     "CERCLA"  means  the  Comprehensive Environmental  Response,
Compensation  and  Liability Act of 1980,  as  amended,  and  any
successor   federal  and  state  statutes  and  any   regulations
promulgated thereunder.

     "CERCLIS"  means  the Comprehensive Environmental  Response,
Compensation and Liability Information System List.

     "Certificate  of  Merger" means the certificate  of  merger,
prepared   and   executed  in  accordance  with  the   applicable
provisions of the DGCL, filed with the Secretary of State of the State of Delaware to effect the Merger.

     "Closing"   means  the  closing  of  the  Merger   and   the
consummation of the other transactions contemplated by this Agreement.

     "Closing Date" means the date on which the Closing occurs.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Company" has the meaning set forth in the introductory paragraph hereof.

     "Company  Capital  Stock" means, collectively,  the  Company
Common Stock and the Company Class A Common Stock.

     "Company   Certificate"  means  a  certificate  representing
shares  of either Company Class A Common Stock or Company  Common
Stock.

     "Company Class A Common Stock" means the Class A common stock, par value $.01 per share, of the Company.

     "Company  Common  Stock" means the common stock,  par  value
$.01 per share, of the Company.

     "Company  Disclosure Schedule" means the Company  Disclosure
Schedule attached hereto and any documents listed on such Company
Disclosure   Schedule  and  expressly  incorporated  therein   by
reference.

     "Company Engineering Report" means the reserve report effective as of January 1, 2004, covering the Ownership Interests and prepared by Ryder Scott Company, L.P., the Company's independent petroleum engineering firm, as set forth in the data books provided to Parent on or about March 30, 2004, a copy of the summary pages of which is attached hereto as Exhibit A.

     "Company  Imbalances" has the meaning specified  in  Section
3.24.

     "Company Indenture" means the Indenture of the Company, dated October 15, 1997, as amended and supplemented, governing the Unsecured Notes.

     "Company Material Agreement(s)" means (a) the Company Senior Secured Credit Facility, the Company Sub Debt Credit Agreement and the Company Indenture; (b) any agreement involving a Hedging Transaction to which the Company or any Material Subsidiary is a party or by which any of their respective assets are bound; (c) any agreement, contract, commitment or understanding, written or oral, granting any Person registration, purchase or sale rights with respect to any security of the Company or any Material Subsidiary; (d) any employment, severance, retention or termination agreement between the Company or any Material Subsidiary, on the one hand, and any other Person, on the other;
(e) any agreements with investment bankers or financial advisors to which the Company or any Material Subsidiary is a party; and
(f) any other individual agreement under which the Company or any Material Subsidiary pays or may be or become obligated to pay or receives or may receive an annual amount in excess of $100,000 and which is not cancelable by the Company or such Material Subsidiary without penalty on 90 or fewer days' notice.

     "Company Permits" has the meaning specified in Section 3.10.

     "Company Plan" means any "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) established by the Company or, with respect to any such plan that is subject to
Section  412  of  the  Code  or Title  IV  of  ERISA,  any  ERISA
Affiliate.

     "Company Preferred Stock" means the preferred stock, par value $1.00 per share, of the Company.

     "Company Proposal" means the proposal to approve this Agreement and the Merger.

     "Company   Representative"  means  any  director,   officer,
employee,   agent,  advisor  (including  legal,  accounting   and
financial advisors), Affiliate or other representative of the Company.

     "Company Senior Secured Credit Facility" means the Amended and Restated Credit Agreement, dated September 15, 2003, among the Company, as borrower, and Union Bank of California, N.A. and the institutions named therein, as lenders (as amended and supplemented).

     "Company Stock Equivalents" means all rights, warrants (including the Company Warrants), options, convertible securities or indebtedness, exchangeable securities or other instruments, or other rights that are outstanding and exercisable for or convertible or exchangeable into, directly or indirectly, shares of Company Common Stock at the time of issuance or upon the passage of time or occurrence of some future event.

     "Company Sub Debt Credit Agreement" means the $40,000,000 Senior Second Lien Secured Credit Agreement, dated September 15, 2003, among the Company, as borrower, Macquarie Americas Corp., and the lenders party thereto, as amended and supplemented.

     "Company Warrants" means the warrants (issued and outstanding immediately prior to the date hereof) to purchase, in the aggregate, 63,474 shares of the Company Common Stock granted to Macquarie Americas Corp., Union BanCal Equities, Inc. and Harvard Private Capital Holdings, Inc.

     "Company Working Capital" means the consolidated current assets minus the consolidated current liabilities of the Company, excluding (i) any portion of the Company's long-term debt that is classified as current to the extent such current portion exceeds that which is reflected in the Company's Financial Statements solely as a result of the events of default that are described as requiring the going concern qualification should such qualification be contained in the opinion of the Company's auditors on the Company's Audited Financial Statements, and (ii) the effects of the Hedging Transactions, as determined in accordance with GAAP.

     "Confidentiality Agreement" means the letter agreement dated March 28, 2004, between the Company and Parent relating to the Company's furnishing of information to Parent in connection with Parent's evaluation of the possibility of the Merger, which is attached hereto as Exhibit B.

     "DGCL" means the Delaware General Corporation Law, as amended.

     "Defensible Title" means such right, title and interest that is (a) evidenced by an instrument or instruments filed of record in accordance with the conveyance and recording laws of the applicable jurisdiction to the extent necessary to prevail against competing claims of bona fide purchasers for value without notice, and (b) subject to Permitted Encumbrances, free and clear of all Liens, claims, infringements, burdens and other defects.

     "Dissenting  Stockholder" means a holder of Company  Capital
Stock who has validly perfected appraisal rights under the DGCL.

     "Effective Time" has the meaning specified in Section 2.7.

     "Environmental Law" means any federal, state, local or foreign statute, code, ordinance, rule, regulation, policy, guideline, permit, consent, approval, license, judgment, order, writ, decree, injunction or other authorization in effect on the date hereof, at the Closing Date, or at a previous time applicable to the operations of the Company: (a) relating to emissions, discharges, releases or threatened releases of Hazardous Materials into the natural environment, including into ambient air, soil, sediments, land surface or subsurface, buildings or facilities, surface water, groundwater, publicly-owned treatment works, septic systems or land; (b) relating to the generation, treatment, storage, disposal, use, handling, manufacturing, recycling, transportation or shipment of Hazardous Materials; or (c) otherwise relating to the pollution of the environment, solid waste handling treatment or disposal, operation or reclamation of oil and gas operations or mines, reclamation or remediation activities, or protection of environmentally sensitive areas.

     "ERISA" means the Employee Retirement Income Security Act of
1974, as amended.

     "ERISA Affiliate" means any trade of business (whether or not incorporated) under common control with the Company within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to
Section 412 of the Code).

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exchange  Agent"  has  the  meaning  specified  in  Section
2.5(a).

     "Exchange Fund" has the meaning specified in Section 2.5(a).

     "Financial Statements" has the meaning specified in  Section
3.6.

     "GAAP" means generally accepted accounting principles, as recognized by the U.S. Financial Accounting Standards Board (or any generally recognized successor).

     "Governmental Action" means any authorization,  application,
approval,   consent,   exemption,   filing,   license,    notice,
registration, permit or other requirement of, to or with any Governmental Authority.

     "Governmental Authority" means any national, state, county or municipal government, domestic or foreign, any agency, board, bureau, commission, court, department or other instrumentality of any such government, or any arbitrator in any case that has jurisdiction over the Company or the Parent Companies or any of their respective properties or assets.

     "Hazardous Material" means: (a) any "hazardous substance," as defined by CERCLA; (b) any "hazardous waste" or "solid waste," in either case as defined by the Resource Conservation and Recovery Act, as amended, and any successor federal and state statutes and any regulations promulgated thereunder, and any foreign statutes and regulations modeled thereon; (c) any solid, hazardous, dangerous or toxic chemical, material, waste or substance, within the meaning of and regulated by any Environmental Law; (d) any radioactive material, including any naturally occurring radioactive material, and any source, special or byproduct material as defined in 42 U.S.C. 2011 et seq. and any amendments or authorizations thereof; (e) any asbestos-containing materials in any form or condition; (f) any polychlorinated biphenyls in any form or condition; or (g) petroleum, petroleum hydrocarbons or any fraction or byproducts thereof.

     "Hedging Transaction" means any transaction (including an agreement with respect thereto) involving the Company or any Material Subsidiary which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, forward exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

     "Hydrocarbons" means oil, condensate, gas, casinghead gas and other liquid or gaseous hydrocarbons and related minerals, and all products produced therefrom.

     "Lien" means any lien, voting agreement, voting trust, proxy agreement, mortgage, security interest, pledge, deposit, production payment, restriction, burden, encumbrance, rights of a vendor under any title retention or conditional sale agreement, or lease or other arrangement substantially equivalent thereto.

     "Material Adverse Effect" means: (a) when used with respect to the Company, a result or consequence that (i) would reasonably be expected to materially adversely affect the condition (financial or otherwise), results of operations or business of the Company and the Material Subsidiaries, taken as a whole, or the aggregate value of the assets of the Company and the Material Subsidiaries, taken as a whole, (ii) would reasonably be expected to materially impair the ability of the Company and the Material Subsidiaries, taken as a whole, to own, hold, develop and operate their respective assets, or (iii) would reasonably be expected to impair the Company's ability to perform its obligations hereunder or consummate the transactions contemplated hereby; and (b) when used with respect to Parent, a result or consequence that (i) would reasonably be expected to materially adversely affect the condition (financial or otherwise), results of operations or business of the Parent Companies (taken as a whole) or the aggregate value of their assets, (ii) would reasonably be expected to materially impair the ability of the Parent Companies (taken as a whole) to own, hold, develop and operate their assets, or (iii) would reasonably be expected to impair Parent's or Merger Sub's ability to perform its respective obligations hereunder or consummate the transactions contemplated hereby; provided, however, that any change, effect, event, occurrence, facts or development arising out of, resulting from or otherwise relating to the transactions contemplated by this Agreement or any announcement thereof shall not constitute a Material Adverse Effect or be considered in determining whether a Material Adverse Effect has occurred or will occur.

     "Material Subsidiaries" means (a) Blue Heel Company, a Delaware corporation and wholly-owned Subsidiary of the Company,
(b) each of the Partnerships as identified in Section 3.2 of the Company Disclosure Schedule and (c) Tex-Hal Partners, Inc., a Delaware corporation and wholly-owned Subsidiary of Southwest Partners, L.P.

     "Merger" has the meaning specified in the Recitals to this Agreement.

     "Merger Consideration" means cash consideration equal to $45.01 per share to be paid in accordance with Article 2 hereof.

     "Merger Sub" has the meaning specified in the introductory paragraph of this Agreement.

     "Merger Sub Common Stock" means the common stock, par  value
$.01 per share, of Merger Sub.

     "Notice of Consent" means notice of the approval of the Company Proposal by the Stockholder Consent, which will be sent to any holders of the Company Capital Stock that do not execute such consent. Such notice must be approved by the Parent prior to being sent to such holders and shall include a notice of availability of appraisal rights under the DGCL.

     "Oil and Gas Interest(s)" means: (a) direct and indirect interests in and rights with respect to oil, gas, mineral and related properties and assets of any kind and nature, direct or indirect, including, without limitation, working, royalty and overriding royalty interests, mineral interests, leasehold interests, production payments, operating rights, net profits interests, other non-working interests, contractual interests, non-operating interests and rights in any pooled, unitized or communitized acreage by virtue of such interest being a part thereof; (b) interests in and rights with respect to Hydrocarbons and other minerals or revenues therefrom and contracts and agreements in connection therewith and claims and rights thereto (including oil and gas leases, operating agreements, unitization, communitization and pooling agreements and orders, division orders, transfer orders, mineral deeds, royalty deeds, oil and gas sales, hedging, exchange and processing contracts and agreements and, in each case, interests thereunder), surface interests, fee interests, reversionary interests, reservations and concessions; (c) easements, rights-of-way, licenses, permits, leases, and other interests associated with, appurtenant to, or necessary for the operation of any of the foregoing; (d)
interests in oil, gas, water, disposal and injection wells, equipment and machinery (including well equipment and machinery), oil and gas production, gathering, transmission, compression, treating, processing and storage facilities (including tanks, tank batteries, pipelines and gathering systems), pumps, water plants, electric plants, gasoline and gas processing plants, refineries and other tangible or intangible, movable or immovable, real or personal property and fixtures located on, associated with, appurtenant to, or necessary for the operation of any of the foregoing; and (e) all seismic, geological, geophysical and engineering records, data, information, maps, licenses and interpretations.

     "Ownership Interests" means the ownership (net revenue and working) interests of the Company in the Oil and Gas Interests of the Company, as set forth in the Company Engineering Report.

     "Parent" has the meaning specified in the introductory paragraph of this Agreement.

     "Parent Companies" means Parent and Merger Sub.

     "Parent   Representative"  means  any   director,   officer,
employee,   agent,  advisor  (including  legal,  accounting   and
financial advisors), Affiliate or other representative of any of the Parent Companies.

     "Parties" has the meaning specified in the Recitals to this Agreement.

     "Partnership PUDs" means any undeveloped Oil and Gas Interest reflected in the Company Reserve Report, title to which is vested in a Partnership but with respect to which the Company has the right to drill, at the Company's election, pursuant and subject to the terms of the Agreement of Limited Partnership of the applicable Partnership.

     "Partnerships" mean the limited partnerships in which the Company serves as managing general partner, as identified in
Section 3.2 of the Company Disclosure Schedule.

     "Permitted Encumbrances" means: (a) Liens for Taxes, assessments or other governmental charges or levies if the same shall not at the particular time in question be due or, if delinquent, are being contested in good faith by appropriate proceedings and if the Company shall have set aside on its books such reserves (segregated to the extent required by sound accounting practices) as may be required by or consistent with GAAP and, whether reserves are set aside or not, are listed on the applicable Disclosure Schedule; (b) Liens of carriers, warehousemen, mechanics, laborers, materialmen, landlords, vendors, workmen and operators arising by operation of law in the ordinary course of business or by a written agreement existing as of the date hereof and necessary or incident to the exploration, development, operation and maintenance of Hydrocarbon properties and related facilities and assets for sums not yet due or being contested in good faith by appropriate proceedings, if the
Company shall have set aside on its books such reserves (segregated to the extent required by sound accounting practices) as may be required by or consistent with GAAP and, whether reserves are set aside or not, are listed on the applicable Disclosure Schedule, to the extent that such contests are in existence  as  of  the  date hereof; (c) Liens  incurred  in  the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation (other than ERISA) which would not and will not, individually or in the aggregate, result in a Material Adverse Effect on the Company; (d) Liens incurred in the ordinary course of business to secure the performance of bids, tenders, trade contracts, leases, statutory obligations, surety and appeal bonds, performance and repayment bonds and other obligations of a like nature which would not and will not, individually or in the aggregate, result in a Material Adverse Effect on the Company;
(e) Liens, easements, rights-of-way, restrictions, servitudes, permits, conditions, covenants, exceptions, reservations and other similar encumbrances incurred in the ordinary course of business or existing on property and not materially impairing the value of any of the assets of the Company or the operation or use thereof, or interfering with the ordinary conduct of the business of the Company, or rights to any of its assets; (f) Liens arising pursuant to Section 9.343 of the Texas Business and Commerce Code and all other similar Liens created or arising by operation of law to secure a party's obligations as a purchaser of oil and gas, (g) all rights to consent by, required notices to, filings with, or other actions by Governmental Authorities to the extent customarily obtained subsequent to closing; (h) farm-out, carried working interest, joint operating, unitization, royalty, overriding royalty, sales and similar agreements relating to the exploration or development of, or production from, Hydrocarbon properties entered into in the ordinary course of business and not in violation of Section 5.1 hereof provided the effect thereof of any of such agreements in existence as of the date hereof on the working and net revenue interest of the Company, has been properly reflected in its Ownership Interests;
(i) defects, irregularities or deficiencies in title that do not materially interfere with the operation or use of the Oil and Gas Interest(s) affected thereby or otherwise materially affect the value thereof; (j) easements, rights-of-way or surface use agreements that do not materially interfere with the operation or use of the Oil and Gas Interest(s) affected thereby or otherwise or materially affect the value thereof; (k) Liens arising under or created pursuant to the Company Senior Secured Credit Facility and the Company Sub Debt Credit Agreement; and (l) Liens described in Section 3.16 of the Company Disclosure Schedule.

     "Person" means any natural person, corporation, company, limited or general partnership, joint stock company, joint venture, association, limited liability company, trust, bank, trust company, land trust, business trust or other entity or organization, whether or not a Governmental Authority.

     "Reserve Data Value" means the 10% discounted present  value
(before  tax)  of the proved reserves contained in the  Company's
Oil and Gas Interests as shown on the Company Engineering Report.

     "Responsible Officer" means, with respect to any corporation, the President, the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, or any Vice President or other member of executive management of such corporation.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Spin-Off Assets and Liabilities" means, collectively, (i) 7,500 Class B limited partner interests in Priority Power, L.P., which is equal to 7.5% of the equity ownership in Priority Power, L.P.; (ii) 15% managing general partner interest and 1.7% limited partner interest in Southwest Partners, II, L.P.; (iii) 15%
managing general partner interest and .2% limited partner interest in Southwest Partners, III, L.P.; and (iv) contractual rights to 85% of the proceeds from, and any and all liabilities related to or associated with (including without limitation the obligation to reimburse the Company for all expenses and overhead attributable thereto), Nelson Brothers Management Services, Inc., d/b/a Nelson Brothers, Inc. v. Southwest Royalties, Inc., Chevron U.S.A., Inc. aka ChevronTexaco, Inc., The Pittsburg and Midway Mining Company, Inc.; CE Dellert and Ina Dellert, Linwood Gilliam and Reba T. Gilliam, Gulf States Paper, CV-03-028, a lawsuit related to certain Alabama mineral interests and involving the Company.

     "Stockholder Consent" means the written consent in lieu of a special meeting executed by the holders of a majority of the Company Capital Stock relating to the Company Proposal, the form of which must be approved by Parent.

     "Subsidiary" means, with respect to any Person, any corporation or other organization, whether incorporated or unincorporated, of which (a) such Person or any other Subsidiary of such Person is a general partner or (b) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is, directly or indirectly, owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and any one or more of its Subsidiaries.

     "Surviving Corporation" has the meaning specified in Section
2.2.

     "Taxing Authority" means any and all federal, state or local governmental or quasi-governmental agencies that have the power to impose taxes upon the Company or any Subsidiary.

     "Tax Returns" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     "Taxes" means taxes of any kind, levies or other like assessments, customs, duties, imposts, charges or fees, including income, gross receipts, ad valorem, value added, excise, real or personal property, asset, sales, use, license, payroll, transaction, capital, net worth and franchise taxes, estimated taxes, withholding, employment, social security, workers' compensation, utility, severance, production, unemployment compensation, occupation, premium, windfall profits, transfer and gains taxes and other governmental taxes imposed or payable to the United States or any state, local or foreign governmental subdivision or agency thereof, and in each instance such term shall include any interest, penalties or additions to tax attributable to any such tax, including penalties for the failure to file any Tax Return or report.

     "Third-Party Consent" means the consent or approval of any Person other than any Governmental Authority.

     "Unsecured  Notes" means those 10.5% Senior Notes  due  2004 issued by the Company pursuant to the Company Indenture.

     "Warrant  Surrender Agreement" has the meaning specified  in
Section 2.5(f), and shall include notice of the Merger or otherwise satisfy the requirements set forth in the Company
Warrants.

     1.2 References and Titles. All references in this Agreement to Exhibits, Schedules, Articles, Sections, subsections and other subdivisions refer to the corresponding Exhibits, Schedules, Articles, Sections, subsections and other subdivisions of or to
this   Agreement  unless  expressly  provided  otherwise.  Titles appearing at the beginning of any Articles, Sections, subsections or other subdivisions of this Agreement are for convenience only, do not constitute any part of this Agreement, and shall be disregarded in construing the language hereof. The words "this Agreement," "herein," "hereby," "hereunder" and "hereof," and words of similar import, refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The words "this Article," "this Section" and "this subsection," and words of similar import, refer only to the Article, Section or subsection hereof in which such words occur. The word "or" is not exclusive, and the word "including" (in its various forms)
means   including  without  limitation.  Pronouns  in  masculine,
feminine or neuter genders shall be construed to state and include any other gender, and words, terms and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

     As used in the representations and warranties contained in this Agreement, the phrase "to the knowledge" of the representing Party shall mean that Responsible Officers of such Party, individually or collectively, either (a) know that the matter being represented and warranted is true and accurate or (b) have no reason, after reasonable inquiry, to believe that the matter being represented and warranted is not true and accurate.

                            ARTICLE 2

                           THE MERGER

     2.1 The Merger. Subject to the terms and conditions set forth in this Agreement, at the Effective Time, Merger Sub shall be merged with and into the Company in accordance with the provisions of this Agreement.

2.2 Effect of the Merger. Upon the effectiveness of the Merger, the separate existence of Merger Sub shall cease, and the Company, as the surviving corporation in the Merger (the
"Surviving Corporation"), shall continue its corporate existence under the laws of the State of Delaware. The Merger shall have the effects specified in this Agreement and the DGCL.
2.3  Governing Instruments, Directors and Officers of the
Surviving Corporation.
          (a) The certificate of incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation until duly amended in accordance with its terms and the DGCL.

(b) The bylaws of the Company, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until duly amended in accordance with their terms and the DGCL.
(c) The directors and officers of Merger Sub at the Effective Time shall be the directors and officers, respectively, of the Surviving Corporation from the Effective Time until their respective successors have been duly elected or appointed in accordance with the certificate of incorporation and bylaws of the Surviving Corporation and applicable law or until their earlier death, resignation or removal.
     2.4  Effect on Securities.

          (a) Merger Sub Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof,  each  share  of  Merger Sub  Common  Stock  issued  and outstanding immediately prior to the Effective Time shall  remain issued  and outstanding and shall continue as one share of common
stock   of   the  Surviving  Corporation  and  each   certificate
evidencing ownership of any such shares shall continue to evidence ownership of the same number of shares of the capital stock of the Surviving Corporation.

(b)  Company Securities.
               (i) Company Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of any holder thereof, each share of the Company Capital Stock that is issued and outstanding immediately prior to the Effective Time (other than shares of Company Capital Stock held by Dissenting
          Stockholders or by Parent or Merger Sub) shall be converted into the right to receive the Merger Consideration. Each share of the Company Capital Stock, when so converted, shall automatically be canceled and retired, shall cease to exist and shall no longer be outstanding; and the holder of any Company Certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration to be issued in exchange therefore, upon the surrender of such Company Certificate. All shares of Company
          Capital Stock held by Parent or Merger Sub shall automatically be canceled and retired and shall cease to exist as of the Effective Time and no consideration shall be delivered or deliverable in exchange therefore.

(ii) Company Warrants. From the date hereof until five days prior to the Effective Time, each holder of a Company Warrant may elect to exercise such Company Warrant pursuant to its respective terms and receive shares of Company Common Stock, which shares would then be converted into the right to receive the Merger Consideration in accordance with Section 2.4(b)(i) hereof. At the Effective Time, any Company Warrant not so exercised shall thereupon terminate and each such Company Warrant holder shall be entitled to receive an amount equal to the Merger Consideration less the exercise price and applicable taxes, for each share of Company Common Stock that the holder would have been entitled to receive upon exercise of the Company Warrant if the Merger had not been consummated.
(iii) Shares of Dissenting Stockholders. Any issued and outstanding shares of Company Common Stock held by a Dissenting Stockholder shall be converted into the right to receive such consideration as may be determined to be due to such Dissenting Stockholder pursuant to the DGCL; provided, however, shares of Company Capital Stock outstanding at the Effective Time and held by a Dissenting Stockholder who shall, after the Effective Time, withdraw his, her or its demand for appraisal or lose his, her or its right of appraisal as provided in the DGCL, and such shares shall be deemed to be converted, as of the Effective Time, into the right to receive the Merger Consideration, in accordance with the procedures specified in this Article 2. Prior to the Effective Time, the Company shall give Parent (A) prompt notice of any written demands for appraisal, withdrawals of demands for appraisal and any other instruments served pursuant to the DGCL relating to appraisal rights received by the Company, and (B) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. Prior to the Effective Time, the Company will not voluntarily make any payment with respect to any demands for appraisal and will not, except with the prior written consent of Parent, settle or offer to settle any such demands.
     2.5  Exchange of Certificates/Company Warrants/Severance and
Bonus Payments.

          (a) Exchange Agent. Prior to the Effective Time, Parent shall designate a bank or trust company, reasonably acceptable to the
Company,  to  act  as  Exchange Agent  hereunder  (the  "Exchange
Agent"). On the Closing Date, Parent shall deliver, in trust,  to the  Exchange  Agent, for the benefit of the holders  of  Company
Capital Stock other than Dissenting Stockholders, for exchange in accordance with this Section 2.5 through the Exchange Agent, cash in  the  aggregate  amount necessary to promptly  make  all  cash payments  due  under Section 2.4(i) in exchange  for  outstanding shares  of  Company  Capital  Stock  other  than  those  held  by
Dissenting Stockholders. The cash delivered to the Exchange Agent
pursuant   to  this  Section  2.5  and  comprising   the   Merger
Consideration  shall be hereinafter referred to as the  "Exchange
Fund." The Exchange Fund shall not be used for any other purpose;
provided, however, the Exchange Agent shall invest any cash included in the Exchange Fund in one or more bank accounts or in high-quality, short-term investments, as directed by Parent, on a daily basis. Any interest and other income resulting from such investments will be paid to Parent.

(b) Letters of Transmittal. As soon as practicable after the Effective Time, but in no event more than five business days thereafter, Parent shall cause the Exchange Agent to mail to each holder of record immediately prior to the Effective Time of Company Certificates (i) a customary form of letter of transmittal, reasonably acceptable to the Company, specifying that delivery shall be effected, and risk of loss and title to the Company Certificates shall pass, only upon proper delivery of the Company Certificates to the Exchange Agent, and (ii) instructions for use in surrendering such Company Certificates in exchange for the Merger Consideration. Upon surrender of a Company Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Company Certificate shall be entitled to promptly receive in exchange therefor payment by check of an amount equal to the product of the Merger Consideration multiplied by the number of shares of Company Capital Stock formerly represented by the surrendered Company Certificate, after giving effect to any required tax withholding, and the Company Certificate so surrendered shall forthwith be canceled. Until surrendered as contemplated by this Section 2.5(b), each Company Certificate shall be deemed from and after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration. In no event shall the holder of any such surrendered Company Certificate be entitled to receive interest on any cash to be received in the Merger.
(c) Lost Certificate. If any Company Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Company Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond, in such reasonable and customary amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Company Certificate, the Exchange Agent will promptly issue in exchange for such lost, stolen or destroyed Company Certificate the Merger Consideration.
(d) No Transfer. After the Effective Time, there shall be no further registration of transfers on the Surviving Corporation's stock transfer books of the shares of the Company Capital Stock that were outstanding immediately prior to the Effective Time.
(e) Termination of Exchange Fund. Any portion of the Exchange Fund held by the Exchange Agent in accordance with the terms of this Section 2.5 that remains unclaimed by the former stockholders of the Company for a period of 180 days following the Effective Time shall be delivered to Parent. Thereafter, any former stockholders of the Company who have not theretofore complied with the provisions of this Section 2.5 shall look only to Parent for payment of their claim for Merger Consideration (all without interest).
(f) Warrant Surrender Agreements. Promptly, but no later than two days, after the date of this Agreement, the Company shall distribute a Warrant Surrender Agreement (a "Warrant Surrender Agreement"), in the form approved by the Parent, to each holder of an unexercised Company Warrant. After the Effective Time, Parent shall cause the Surviving Corporation to pay the amount of cash due to each holder of a Company Warrant under
Section 2.4(b)(ii), with such payment being made (i) on the Closing Date as to each particular holder of Company Warrants who has delivered to the Company an executed Warrant Surrender Agreement and the Company Warrants held by such holder at least five days prior to the Closing Date or (ii) if not made on the Closing Date, thereafter within three business days after the date that each particular holder of Company Warrants has delivered to the Company an executed Warrant Surrender Agreement and the Company Warrants held by such holder.
(g) Severance and Bonus Payments. At the Effective Time, the Company or the Parent, at Parent's discretion, shall pay or otherwise discharge or settle (subject to all applicable withholding taxes and in accordance with and to the extent then due and payable) all severance, bonus and other amounts as set forth in the employment agreements and severance agreements identified on Section 3.13 of the Company Disclosure Schedule.
(h) No Liability. None of Parent, the Surviving Corporation, the Exchange Agent, or any other Person shall be liable to any former holder of shares of Company Capital Stock or Company Warrants for any amount properly delivered to any public official pursuant to any applicable abandoned property, escheat, or similar law. Any amounts remaining unclaimed by former holders of shares of Company Capital Stock or Company Warrants after a period of three years following the Effective Time (or such earlier date immediately prior to the time at which such amounts would otherwise escheat to or become property of any Governmental Authority) shall, to the extent permitted by applicable law, become the property of Parent free and clear of any claims or interest of any such holders or their successors, assigns, or personal representative previously entitled thereto.
     2.6 Closing. Subject to the terms and conditions of this Agreement, the Closing shall take place at the offices of Cotton, Bledsoe, Tighe & Dawson, 500 W. Illinois, Suite 300, Midland, Texas, at 10:00 a.m., local time, on the first business day after the conditions set forth in Article 6 have been satisfied or waived or on such other date and at such other time and place as Parent and the Company shall agree.

2.7 Effective Time of the Merger. The Merger shall become effective immediately when the Certificate of Merger is accepted for filing by the Secretary of State of Delaware or at such time thereafter as is provided in the Certificate of Merger (the "Effective Time"). The Certificate of Merger shall be filed, and the Effective Time shall occur, on the Closing Date; provided, however, that the Certificate of Merger may be filed prior to the Closing Date or prior to the Closing so long as it provides for an Effective Time that occurs on the Closing Date immediately after the Closing.
2.8 Taking of Necessary Action; Further Action. Each of Parent, Merger Sub, and the Company shall use all reasonable efforts to take all such actions as may be necessary or appropriate in order to effectuate the Merger under the DGCL as promptly as commercially practicable. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of both Merger Sub and the Company, the officers and directors of the Surviving Corporation are fully authorized, in the name of the Surviving Corporation or otherwise to take, and shall take, all such lawful and necessary action.
                            ARTICLE 3

          REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company, as to itself and each of the Material Subsidiaries, hereby represents and warrants to Parent and Merger Sub as follows (such representations and warranties being deemed to be made on a continuous basis until the Effective Time):

     3.1 Organization. The Company: (a) is a corporation duly organized, validly existing and in good standing under the laws of Delaware; (b) has the requisite power and authority to own, lease and operate its properties and to conduct its business as it is presently being conducted; and (c) is duly qualified to do business as a foreign corporation and is in good standing, in each jurisdiction where the character of the properties owned or leased by it or the nature of its activities makes such qualification necessary (except where any failure to be so qualified as a foreign corporation or to be in good standing would not, individually or in the aggregate, have a Material Adverse Effect on the Company). Section 3.1 of the Company Disclosure Schedule contains a list of each direct corporate Subsidiary of the Company and Section 3.2 of the Company Disclosure Schedule contains a list of each Partnership and Tex-Hal Partners, Inc., and accurate and complete copies of the certificate of incorporation, bylaws, minute books, agreements of limited partnership of the Partnership of the Company and each Material Subsidiary have heretofore been delivered or made available to Parent. Except as set forth in Sections 3.1 and 3.2 of the Company Disclosure Schedule, the Company has no Subsidiaries. Each Material Subsidiary (a) is duly organized or formed, validly existing and in good standing under the laws of its state of organization or formation; (b) has the requisite power and authority to own, lease and operate its properties and to conduct its business as it is presently being conducted; and
(c) is duly qualified to do business as a foreign entity and is in good standing, in each jurisdiction where the character of the properties owned or leased by it or the nature of its activities makes such qualification necessary (except where any failure to be so qualified as a foreign entity or to be in good standing would not, individually or in the aggregate, have a Material Adverse Effect on the Company). All Subsidiaries listed in
Section 3.1 of the Company Disclosure Schedule which are not Material Subsidiaries have no assets and no liabilities and have never conducted any business activities.

3.2  Other Equity Interests. The Company does not own any equity interest in any general or limited partnership, corporation, limited liability company or other entity other than as set forth in Sections 3.1 and 3.2 of the Company Disclosure Schedule (other than joint venture, joint operating, other ownership arrangements and tax partnerships usual and customary in the oil and gas
industry that, individually or in the aggregate, are not material to the operations or business of the Company).  The Company does not have any liabilities (current, contingent or otherwise)
related to any of the equity interests or entities identified in
Section 3.2 of the Company Disclosure Schedule other than the
Material Subsidiaries.
3.3  Authority and Enforceability. The Company has the requisite corporate power and authority to enter into and deliver this
Agreement and the other agreements and documents entered into by the Company in connection with this Agreement and (with respect to consummation of the transactions included in the Company
Proposal, subject to the valid approval of the Company Proposal by the stockholders of the Company) to consummate the
transactions contemplated hereby. The execution and delivery of this Agreement and (with respect to consummation of the
transactions included in the Company Proposal, subject to the valid approval of the Company Proposal by the stockholders of the
Company) the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company, including approval by the board of directors of the Company, and no other corporate
proceedings on the part of the Company are necessary to authorize the execution or delivery of this Agreement or (with respect to consummation of the transactions included in the Company
Proposal, subject to the valid approval of the Company Proposal by the stockholders of Company) to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and (with respect to
consummation of the transactions included in the Company
Proposal, subject to the valid approval of the Company Proposal by the stockholders of Company, and assuming that this Agreement constitutes valid and binding obligations of Parent, Merger Sub and the other Persons party to the this Agreement (other than the
Company)), constitutes a valid and binding obligation of the
Company, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors rights generally and by general equitable principles.
3.4  No Violations. Except as set forth in Section 3.4 of the
Company Disclosure Schedule, the execution and delivery of this
Agreement does not, and the consummation of the transactions contemplated hereby and compliance by the Company with the
provisions hereof will not, conflict with, result in any
violation of or default (with or without notice or lapse of time or both) under, give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any Lien on any of the properties or assets of the Company or any of the Material
Subsidiaries under, any provision of: (a) the certificate of incorporation, bylaws, partnership agreement or any other
organizational documents of the Company or any of the Material
Subsidiaries; (b) any Company Material Agreement; or (c) assuming the consents, approvals, authorizations, permits, filings and notifications referred to in Section 3.5 are duly and timely obtained or made, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of the Material Subsidiaries or any of their properties or assets, other than, in the case of clause (b) or (c) above, any such conflict, violation, default, right, loss or Lien that,
individually or in the aggregate, would not have a Material
Adverse Effect on the Company.
3.5  Consents and Approvals. Except as set forth in Section
3.5(i) of the Company Disclosure Schedule, no consent, approval, order or authorization of, registration, declaration or filing with, or permit from, any Governmental Authority is required by or with respect to the Company or any of the Material
Subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except for the
following: (a) any such consent, approval, order, authorization, registration, declaration, filing or permit which the failure to obtain or make would not, individually or in the aggregate, have a Material Adverse Effect on the Company; (b) the filing of the
Certificate of Merger with the Secretary of State of Delaware pursuant to the provisions of the DGCL; and (c) such filings and approvals as may be required by Environmental Laws as identified in Section 3.5(ii) of the Company Disclosure Schedule.  No Third-
Party Consent is required by or with respect to the Company or any of the Material Subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the
transactions contemplated hereby, except for (x) those identified in Section 3.5(iii) of the Company Disclosure Schedule; (y) any
such Third-Party Consent which the failure to obtain would not, individually or in the aggregate, have a Material Adverse Effect on the Company; and (z) the valid approval of the Company
Proposal by the stockholders of the Company.
3.6  Financial Statements.
          (a) Section 3.6(a) of the Company Disclosure Schedule includes the unaudited financial statements of the Company and of each of the  Partnerships  for the fiscal year ended  December  31,  2003
(collectively, the "Financial Statements").

(b) The Financial Statements (including, in each case, any related notes and schedules thereto) were prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto), and fairly present in all material respects the financial position of the Company or the Partnerships, as the case may be, as at the respective dates thereof and the results of its operations and cash flows and stockholder equity for the periods indicated. Except as disclosed or reserved against on the balance sheet included among the Financial Statements, or as set forth in
Section 3.6(b) of the Company Disclosure Schedule, the Company and the Partnerships, as the case may be, do not have debts, liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, whether due or to become due, that individually or in the aggregate have or would have a Material Adverse Effect on the Company or the Partnerships, as the case may be.
     3.7  Capital Structure.

          (a) The authorized capital stock of the Company consists of 10,000,000 shares of Company Common Stock, 900,000 shares of
Company  Class  A  Common Stock and 5,000,000 shares  of  Company
Preferred Stock.

          (b) As of the date hereof, (i) there are issued and outstanding 306,000 shares of Company Common Stock and (ii) 900,000 shares of
Company  Class  A  Common Stock. As of the  date  hereof,  63,474 shares of Company Common Stock are issuable upon exercise of outstanding Company Warrants. As of the date hereof, there are no shares of Company Preferred Stock issued and outstanding.

(c)  Except as set forth in Section 3.7(b), there are outstanding
(i) no shares of capital stock or other voting securities of the Company, (ii) no securities of the Company or any other Person convertible into or exchangeable or exercisable for shares of capital stock or other voting securities of the Company, and
(iii) no Company Stock Equivalents or other options issued or outstanding or any other subscriptions, options, warrants, calls, rights (including preemptive rights), commitments, understandings or agreements to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, purchase, redeem or acquire shares of capital stock or other voting securities of the Company (or securities convertible into or exchangeable or exercisable for shares of capital stock or other voting securities of the Company) or obligating the Company to grant, extend or enter into any such subscription, option,
warrant, call, right, commitment, understanding or agreement.
(d) Other than as set forth in Section 3.7(d) of the Company Disclosure Schedule, there are no (a) stockholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound or (b) agreements or understandings to which the Company is a party or by which it is bound relating to registration rights or transfer of securities of the Company.
     3.8 No Undisclosed Liabilities. There are no liabilities of the Company or the Material Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or  otherwise, that would, individually or in the aggregate, have a  Material  Adverse  Effect  on  the  Company,  other  than  (a)
liabilities adequately provided for in the Company Financial Statements, (b) liabilities incurred in the ongoing and customary
oil   and   gas  operations  of  the  Company  and  the  Material
Subsidiaries subsequent to December 31, 2003 which in the aggregate do not have a Material Adverse Effect on the Company,
(c) liabilities under this Agreement, and (d) liabilities set forth in Section 3.8 of the Company Disclosure Schedule.

3.9  Absence of Certain Changes or Events. Except as otherwise set forth in Section 3.9 of the Company Disclosure Schedule or as specifically contemplated by this Agreement, since December 31,
2003, (a) there has not occurred any Material Adverse Effect with respect to the Company; (b) the Company and each Material
Subsidiary have conducted their respective businesses in all material respects in the ordinary course consistent with past practices; (c) there has not been any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company or any repurchase, redemption or other acquisition by the Company of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company and the Company has not
entered into any agreements related to any of the foregoing; (d) there has not been any amendment of any term of any outstanding security of the Company; (e) there has not been any change in any method of accounting or accounting practice by the Company, except for any such change required because of a concurrent change in generally accepted accounting principles; and (f) the Company and the Material Subsidiaries have not entered into or modified, amended, breached or taken any action which may result in a default under any Company Material Agreements.
3.10 Compliance with Laws, Material Agreements and Permits.
Neither the Company nor any Material Subsidiary is in violation of, or in default under, and no event has occurred that (with notice or the lapse of time or both) would constitute a violation of or default under (a) its certificate of incorporation, bylaws, partnership agreement, or other organizational documents, except as shown in Section 3.10(i) of the Company Disclosure Schedule,
(b) any applicable law, rule, regulation, ordinance, order, writ, decree or judgment of any Governmental Authority, except as shown in Section 3.10(ii) of the Company Disclosure Schedule, or (c)
any Company Material Agreement, except (in the case of clause (b)
or (c) above) for any violation or default that would not, individually or in the aggregate, have a Material Adverse Effect on the Company. The Company and the Material Subsidiaries have obtained and hold all permits, licenses, variances, exemptions, orders, franchises, approvals and authorizations of all
Governmental Authorities necessary for the lawful conduct of their business and the lawful ownership, use and operation of their assets ("Company Permits"), except for Company Permits which the failure to obtain or hold would not, individually or in the aggregate, have a Material Adverse Effect on the Company.
None of the Company Permits will be adversely affected by the consummation of the transactions contemplated under this
Agreement or requires any filing or consent in connection
therewith. The Company and the Material Subsidiaries are in compliance with the terms of the Company Permits, except where the failure to comply would not, individually or in the
aggregate, have a Material Adverse Effect on the Company. Except as set forth in Section 3.10(iii) of the Company Disclosure
Schedule, the Company has received no written notice of any investigation or review by any Governmental Authority with respect to the Company or any Material Subsidiary and to the knowledge of the Company, no such investigation or review is pending or threatened.
3.11 Litigation. Except as set forth in Section 3.11 of the
Company Disclosure Schedule: (a) no litigation, arbitration, investigation or other proceeding of any Governmental Authority is pending or, to the knowledge of the Company, threatened
against the Company or any Material Subsidiary, or any of their respective assets which, if adversely determined, would, individually or in the aggregate, have a Material Adverse Effect on the Company; (b) neither the Company nor any Material
Subsidiary is subject to any outstanding injunction, judgment, order, decree, settlement agreement, conciliation agreement, letter of commitment, deficiency letter or ruling (other than routine oil and gas field regulatory orders); and (c) the Company is not subject to any settlement agreement, conciliation
agreement, letter of commitment, deficiency letter or consent decree with any present or former employee of the Company or applicant for employment with the Company, labor union or other employee representative, or any Governmental Authority relating to claims of unfair labor practices, employment discrimination, or other claims with respect to employment and labor practices and policies, and no Governmental Authority has issued a
judgment, order, decree, injunction, decision, award or finding with respect to the employment and labor practices or policies of the Company which has any present material effect (or could have any future material effect) on the Company or the employment and labor practices and policies of the Company. There is no litigation, proceeding or investigation pending or, to the
knowledge of the Company, threatened against or affecting the
Company that questions the validity or enforceability of this Agreement or any other document, instrument or agreement to be executed and delivered by the Company in connection with the transactions contemplated hereby. Section 3.11 of the Company Disclosure Schedule contains an accurate and complete list of all suits, actions and proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any of the Material Subsidiaries as of the date hereof.
3.12 Taxes.
          (a) The Company and each Material Subsidiary have filed or sought appropriate extensions for all Tax Returns (federal, state and  local) required to be filed and have either paid  all  taxes due (including interest and penalties) or provided adequate reserves for those taxes. All such Tax Returns are complete and accurate in all material respects. No assessments have been made against the Company or any of the Material Subsidiaries by any Taxing Authority nor has any penalty or deficiency been assessed by any Taxing Authority.  To the best of the Company's knowledge, no federal or other tax return of the Company or any of the Material Subsidiaries is presently being examined by the Internal Revenue Service or any state or local Governmental Authority nor are the results of any prior examination by the Internal Revenue Service or any state or local Governmental Authority being contested by the Company. No Tax Lien has been filed and, to the knowledge of the Company, no claim is being asserted with respect
to  any  such Tax or other such governmental authority.   Neither
the Company nor any Material Subsidiary is a party to or obligated under any tax sharing or allocation agreement or any similar agreement or arrangement. The Company is in compliance in  all material respects with all applicable Tax laws, rules and
regulations,   including   those  related   to   the   reporting,
withholding and payment of Taxes that are required to be withheld under such laws, rules and regulations. Neither the Company nor any Material Subsidiary is part of any affiliated, consolidated, combined or similar group for Tax purposes other than with the Company and the Material Subsidiaries.

(b) Section 3.12(b) of the Company Disclosure Schedule contains a list of all Tax Returns filed by the Company and the Material Subsidiaries with respect to any Taxes and all Tax audit reports, work papers, statements of deficiencies, and closing or other agreements with respect thereto with respect to Tax years 2000, 2001 and 2002, and the Company has provided or make available copies of all such items to Parent.
     3.13 Company Material Agreements. Except as set forth in Section
3.13 of the Company Disclosure Schedule, there are no Company Material Agreements. Except as would not individually or in the aggregate have a Material Adverse Effect on the Company, all of the Company Material Agreements are in full force and effect and binding upon the Company or a Material Subsidiary, and to the knowledge of the Company, the other party or parties thereto, in each case in accordance with its terms, other than any Company Material Agreement which is by its terms no longer in force and effect and except as enforceability may be limited by bankruptcy, insolvency, moratorium or similar laws affecting or relating to the enforcement of creditors' rights generally and is subject to general principles of equity. Except to the extent any of the following would not individually or in the aggregate have a Material Adverse Effect and other than disclosed in Section
3.13(ii) of the Company Disclosure Schedule, (i) neither the Company nor any Material Subsidiary is in default under any of the Company Material Agreements, (ii) the Company's execution of this Agreement and its performance hereunder will not result in any such default and (iii) to the knowledge of the Company, no other party or parties to the Company Material Agreements (excluding any Material Subsidiary) is in default thereunder.

3.14 ERISA Plans.
          (a) Section 3.14 of the Company Disclosure Schedule sets forth an accurate and complete list of all Company Plans. The Company is in compliance in all material respects with the applicable provisions of ERISA. The Company has not at any time maintained, contributed to, or incurred any liability with respect to any plans or arrangements subject to ERISA except those identified in
Section 3.14 of the Company Disclosure Schedule.

(b) There are no pending or, to the best knowledge of the Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Company Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Company Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.
(c) The transactions contemplated by this Agreement will not give rise to any obligations on behalf of the Company under any Company Plan, whether due to a change of control or otherwise, except for the severance payments specified in Section 2.5(g) of this Agreement and except for the incentive bonuses described in
Section 3.8 of the Company Disclosure Schedule.
     3.15 Insurance. Set forth in Section 3.15(i) of the Company Disclosure Schedule is an accurate listing of the Company's insurance schedule of directors' and officers' liability insurance (including the cost thereof), primary and excess casualty insurance policies providing coverage for bodily injury and property damage to third parties, including any products liability and completed operations coverage, and workers compensation, in effect as of the date hereof. The Company maintains insurance with reputable insurers (or pursuant to prudent self-insurance programs) in such amounts and covering such risks as are in accordance with normal industry practice for companies engaged in businesses similar to that of the Company and owning properties in the same general area in which the Company conducts its business. The Company may terminate each of its insurance policies or binders at or after the Closing and will incur no penalties or other material costs in doing so. None of such insurance coverage was obtained through the use of false or misleading information or the failure to provide the insurer with all information requested in order to evaluate the liabilities and risks insured. There is no material default with respect to any provision contained in any such policy or binder, and the Company has not failed to give any notice or present any claim under any such policy or binder in due and timely fashion. There are no billed but unpaid premiums past due under any such policy or binder. Except as set forth in Section 3.15 of the Company Disclosure Schedule: (a) there are no outstanding claims under any such policies or binders and, to the knowledge of the Company, there has not occurred any event that might reasonably form the basis of any claim against or relating to the Company or any of the Material Subsidiaries not covered by any of such policies or binders; (b) no notice of cancellation or non-renewal of any such policies or binders has been received; and (c) there are no performance bonds outstanding with respect to the Company or any of the Material Subsidiaries.

3.16 Title to Assets. Except as set forth in Section 3.16 of the Company Disclosure Schedule, (i) the Company and each Material
Subsidiary has Defensible Title to all of its respective Oil and Gas Interests and (ii) the consummation of the transactions contemplated by this Agreement will not materially adversely affect such title. Except as would not, individually or in the aggregate, have a Material Adverse Effect on the Company, each Oil and Gas Interest included or reflected in the Ownership
Interests entitles the Company to receive (assuming, in the case of Partnership PUDs, the actual drilling thereof by the Company on terms permitted by the applicable Agreement of Limited
Partnership and in accordance with historical practice) not less than the undivided interest set forth in (or derived from) the Ownership Interests of all Hydrocarbons produced, saved and sold from or attributable to such Oil and Gas Interest, and the portion of the costs and expenses of operation and development of such Oil and Gas Interest that is borne or to be borne by the Company (assuming the case of the Partnership PUDs, the actual drilling thereof by the Company on terms permitted by the applicable Agreement of Limited Partnership and in accordance with historical practice) is not greater than the undivided interest set forth in (or derived from) the Ownership Interests.
Except for Permitted Encumbrances, the Company and each Material
Subsidiary has good, marketable and defensible Title to its assets (other than the Oil and Gas Interests). All leases pursuant to which the Company or any of the Material Subsidiaries leases any real property assets (excluding for this purpose Oil and Gas Interests) are in full force and effect, and the Company has not received any notice of default under any such lease.
3.17 Company Engineering Report. All historical information and data, including lease operating expenses, product pricing and production volume information supplied to Ryder Scott Company, L.P. by or on behalf of the Company in connection with the preparation of the Company Engineering Report was (at the time supplied or as modified or amended prior to the issuance of the Company Engineering Report) true and correct in all material respects.
3.18 Financial and Commodity Hedging. Other than the Hedging
Transactions identified in Section 3.13 of the Company Disclosure
Schedule, the Company and the Material Subsidiaries have no currently outstanding Hydrocarbon or financial hedging positions
(including fixed price controls, collars, swaps, caps, hedges or puts). Each of the Hedging Transactions identified in Section
3.13 of the Company Disclosure Schedule is in effect in accordance with its terms. There are no current collateral deficiencies, requests for collateral or demands for payment under or with respect to any of the Hedging Transactions.
3.19 Environmental Matters. Except as set forth in Section 3.19 of the Company Disclosure Schedule:
          (a) The Company and each Material Subsidiary has conducted its business and operated its assets, and is conducting its business and operating its assets, in compliance with all Environmental
Laws;

(b) Neither the Company nor any Material Subsidiary has been notified by any Governmental Authority or other third party that any of the operations or assets of the Company is the subject of any investigation or inquiry by any Governmental Authority or other third party evaluating whether any remedial action is needed to respond to a release or threatened release of any Hazardous Material or to the improper storage or disposal (including storage or disposal at offsite locations) of any Hazardous Material;
(c) Neither the Company nor, to the Company's knowledge, any other Person has filed any notice under any federal, state or local law indicating that (i) the Company or any Material Subsidiary is responsible for the improper release into the environment, or the improper storage or disposal, of any Hazardous Material, or (ii) any Hazardous Material is improperly stored or disposed of upon any property of the Company or any Material Subsidiary or any property formerly owned, leased or operated by the Company or any Material Subsidiary;
(d) Neither the Company nor any Material Subsidiary has any material contingent liability in connection with (i) the release or threatened release into the environment at, beneath or on any property now or previously owned, leased or operated by the Company or any such Material Subsidiary, or (ii) the storage or disposal of any Hazardous Material;
(e) Neither the Company nor any Material Subsidiary has received any claim, complaint, notice, inquiry or request for information involving any matter which remains unresolved as of the date hereof with respect to any alleged violation of any Environmental Law or regarding potential liability under any Environmental Law relating to or in connection with operations or conditions of any facilities or property (including off-site storage or disposal of any Hazardous Material from such facilities or property) currently or formerly owned, leased or operated by the Company or any Material Subsidiary;
(f) No property now or previously owned, leased or operated by the Company or any Material Subsidiary is listed on the National Priorities List pursuant to CERCLA or on the CERCLIS or on any other federal or state list as sites requiring investigation or cleanup;
(g) All underground storage tanks and solid waste storage, treatment and/or disposal facilities owned or operated by the Company or any Material Subsidiary are used and operated in compliance with Environmental Laws;
(h) Neither the Company nor any Material Subsidiary is transporting, has not transported, is not arranging or has not arranged for the transportation of any Hazardous Material to any location which is listed on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar federal or state list or which is the subject of federal, state or local enforcement actions or other investigations that may lead to material claims against the Company or any Material Subsidiary for removal or remedial work, contribution for removal or remedial work, damage to natural resources or personal injury, including claims under CERCLA;
(i) The Company and the Material Subsidiaries have obtained all permits, licenses, approvals and other authorizations that are required with respect to the operation of the their respective properties and assets under the Environmental Laws and are in compliance with all terms and conditions of such required permits, licenses, approvals and authorizations;
(j) To the Company's knowledge, there are no polychlorinated biphenyls or asbestos located in, at, on or under any facility or real property owned, leased or operated by the Company or any Material Subsidiary that require removal, decontamination or abatement pursuant to Environmental Laws;
(k) There are no past or present events, conditions, circumstances, activities, practices, incidents or actions that could reasonably be expected to interfere with or prevent material compliance by the Company or any Material Subsidiary with any Environmental Law, or that could reasonably be expected to give rise to any liability under the Environmental Laws;
(l) No Lien has been recorded against any property, facility or assets currently owned by the Company or any Material Subsidiary under any Environmental Law; and
(m) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not affect the validity or require the transfer of any material permits, licenses or approvals held by the Company or any Material Subsidiary under any Environmental Law, and will not require any notification, disclosure, registration, reporting, filing, investigation or remediation under any Environmental law.
     3.20 Books and Records. All books, records and files of the Company (including those pertaining to the Oil and Gas Interests of the Company or any Material Subsidiary, wells and other
assets,   those   pertaining   to  the   production,   gathering,
transportation   and   sale  of  Hydrocarbons,   and   corporate,
accounting, financial and employee records): (a) have been prepared, assembled and maintained in accordance with policies and procedures usually and customarily employed by companies in the oil and gas industry of a size similar to the Company; and
(b) fairly and accurately reflect the ownership, use, enjoyment and operation by the Company and the Material Subsidiaries of their respective assets. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (x) transactions are accurately and promptly recorded; (y) transactions are executed in accordance with management's specific or general authorization; and (z) access to its books, records and assets is permitted only in accordance with management's general or specific authorization.

3.21 Brokers. Except as disclosed in Section 3.21 of the Company Disclosure Schedule, no broker, finder, investment banker or other Person is or will be, in connection with the transactions contemplated by this Agreement, entitled to any brokerage, finder's or other fee or compensation based on any arrangement or agreement made by or on behalf of the Company and for which the Surviving Corporation or the Company will have any obligation or liability.
3.22 Vote Required. The affirmative vote or consent of the holders of a majority of the outstanding shares of Company Common Stock and Company Class A Common Stock, voting together as a single class, is the only vote or approval of the holders of any class or series of Company capital stock or other voting securities necessary to approve this Agreement, the Merger and the transactions contemplated hereby. The execution and delivery of the Stockholders Consent will satisfy such required approval.
3.23 Fairness Opinion. The Special Committee of the Board of Directors of the Company has received the written opinion of Petrie Parkman & Co., Inc. to the effect that the Merger is fair to the stockholders of the Company from a financial point of view, and as of the date of this Agreement such opinion has not been withdrawn, revoked or modified. In connection with this Agreement and the transactions contemplated herein, the entire amount of fees due and payable to Petrie Parkman & Co., Inc. shall not exceed $2.1 million, and the entire amount of reimbursable expenses due and payable shall not exceed $75,000.
3.24 Imbalances. Section 3.24 of the Company Disclosure Schedule sets forth as of December 31, 2003 all of the Hydrocarbon pipeline, transportation, processing and wellhead imbalances of the Company and the Material Subsidiaries (the "Company Imbalances"). Between December 31, 2003 and the Closing, the amounts of the Company Imbalances set forth in Section 3.24 of the Company Disclosure Schedule shall not have materially changed in order to constitute a Material Adverse Effect with respect to the Company. Except for Hydrocarbon balancing agreements containing customary provisions, the Company and the Material Subsidiaries are not obligated, by virtue of a prepayment arrangement, a "take or pay" arrangement, a production payment or any other arrangement, to deliver Hydrocarbons produced from the Oil and Gas Interests of the Company or any Material Subsidiary at some future time without then or thereafter receiving full payment therefor.
3.25 Additional Drilling Obligations.  Except as disclosed in
Section 3.25 of the Company Disclosure Schedule, there are no current obligations or assessments of the Company or any Material Subsidiary (other than implied obligations under oil and gas leases concerning protection from drainage and further development that are customary in the oil and gas industry and any such obligations, the failure to comply with which would not have a Material Adverse Effect on the Company) that require the drilling of additional wells or other material development operations (including re-entry of existing wells) in order to earn or to continue to hold all or any portion of the Oil and Gas Interests of the Company and the Material Subsidiaries, and, to the knowledge of the Company, neither the Company nor any Material Subsidiary has ever been advised by any lessor of any requirements or demands to drill additional wells on any of the Oil and Gas Interests (whether pursuant to any implied covenant to protect from drainage, further development, or otherwise), which requirements or demands have not been resolved.
3.26 Wells to be Plugged and Abandoned. Except where none of the following, individually or in the aggregate, would have Material Adverse Effect on the Company, as to wells operated by the Company, and to the knowledge of the Company, as to wells operated by third parties, there are no wells that: (i) other than as set forth in Section 3.26(i) of the Company Disclosure Schedule, the Company is currently obligated by law or contract to plug and abandon; (ii) other than as set forth in Section 3.26(ii) of the Company Disclosure Schedule, are subject to exceptions to a requirement to plug and abandon issued by a Governmental Authority; or (iii) have been plugged and abandoned in a manner that does not comply in all material respects with applicable law.
3.27 Current Financial Condition. The principal amount owed under the Company Senior Secured Credit Facility shall not exceed $73,208,033 as of the Effective Time. Other than any reduction thereto that is attributable to the payment or incurrence of (i) fees of attorneys and accountants owed by the Company related to the Merger and incident to and in connection with the sale of the Company and of the financial advisors and counsel to the Special Committee of the Board of Directors of the Company (not to exceed $3,500,000 in the aggregate); (ii) severance, bonus and other amounts under any agreement or plan described in Section 3.8 of the Company Disclosure Schedule (not to exceed $5,000,000 in the aggregate); and (iii) cash to be contributed to the wholly-owned Subsidiary of the Company in connection with the transfer of the Spin-Off Assets (not to exceed $500,000 in the aggregate), the Company Working Capital as of December 31, 2003 shall not have been materially reduced from such date to the Effective Time.
3.28 No Other Representations. EXCEPT AS AND TO THE EXTENT SET FORTH IN THIS ARTICLE 3, THE COMPANY MAKES NO REPRESENTATIONS OR WARRANTIES WHATSOEVER TO PARENT AND MERGER SUB AND HEREBY DISCLAIMS ALL LIABILITY AND RESPONSIBILITY FOR ANY REPRESENTATION, WARRANTY, STATEMENT OR INFORMATION MADE, COMMUNICATED, OR FURNISHED (ORALLY OR IN WRITING) TO PARENT OR MERGER SUB OR THEIR RESPECTIVE REPRESENTATIVES (INCLUDING, WITHOUT LIMITATION, ANY PROPERTY RECORD AND OPINION, INFORMATION, PROJECTION, OR ADVICE THAT MAY HAVE BEEN OR MAY BE PROVIDED TO PARENT OR MERGER SUB BY ANY DIRECTOR, OFFICER, EMPLOYEE, AGENT, CONSULTANT, OR REPRESENTATIVE OF THE COMPANY OR ANY AFFILIATE THEREOF). SPECIFICALLY, AS PART OF (BUT NOT A LIMITATION OF) THE FOREGOING, PARENT OR MERGER SUB ACKNOWLEDGE THAT NEITHER COMPANY NOR ANY OTHER PERSON HAS MADE, AND THE COMPANY HEREBY EXPRESSLY DISCLAIMS, ANY REPRESENTATION OR WARRANTY (EXPRESS, IMPLIED, UNDER COMMON LAW, BY STATUTE OR OTHERWISE) RELATING TO MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR CONFORMITY TO MODEL OR SAMPLES OF MATERIALS, THE VALUE OF, OR ASSIGNABILITY OF, THE RIGHT TO OPERATE ANY OF THE ASSETS, THE EXTENT OF OIL, GAS AND/OR OTHER MINERAL RESERVES, THE RECOVERABILITY OF OR THE COST OF ANTICIPATED PRICES AT WHICH PRODUCTION HAS BEEN OR WILL BE SOLD AND THE ABILITY TO SELL OIL OR GAS PRODUCTION FROM THE COMPANY'S OIL AND GAS INTERESTS. BY ITS ACTIONS IN CLOSING THE TRANSACTIONS CONTEMPLATED HEREBY, PARENT AND MERGER SUB ACKNOWLEDGE (OR SHALL BE DEEMED TO HAVE ACKNOWLEDGED) THAT THEY HAVE BEEN PROVIDED ACCESS TO ALL COMPANY ASSETS AND TO ALL RECORDS, PROPERTY RECORDS AND OTHER FILES, INFORMATION AND DATA TO WHICH THEY REQUESTED ACCESS, ALL IN ACCORDANCE WITH THE PROVISIONS OF THIS AGREEMENT, THAT THEY HAVE BEEN PROVIDED THE RIGHT TO SATISFY THEMSELVES AS TO THE PHYSICAL AND ENVIRONMENTAL CONDITION OF THE ASSETS, BOTH SURFACE AND SUBSURFACE, AND THAT PARENT AND MERGER SUB SHALL ACCEPT ALL OF THE SAME IN THEIR "AS IS, WHERE IS" CONDITION.
                            ARTICLE 4

     REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

     Parent and Merger Sub hereby jointly and severally represent and warrant to the Company as follows (such representations and warranties being deemed to be made on a continuous basis until the Effective Time):

     4.1 Organization. Each of the Parent Companies: (a) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation or formation; (b) has the requisite power and authority to own, lease and operate its properties and to conduct its business as it is presently being conducted; and (c) is duly qualified to do business as a foreign corporation, and is in good standing, in each jurisdiction where the character of the properties owned or leased by it or the nature of its activities makes such qualification necessary (except where any failure to be so qualified as a foreign corporation or to be in good standing would not, individually or in the aggregate, have a Material Adverse Effect on Parent). Accurate and complete copies of the certificate of incorporation, bylaws, minute books and/or other organizational documents of each of the Parent Companies have heretofore been delivered to the Company.

4.2 Authority and Enforceability. Each of Parent and Merger Sub has the requisite corporate power and authority to enter into and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Parent and Merger Sub, including approval by the board of directors of Parent and the board of directors and the sole stockholder of Merger Sub, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize the execution or delivery of this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and constitutes valid and binding obligations of each of Parent and Merger Sub, enforceable against each of them in accordance with their terms.
4.3 No Violations. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance by Parent and Merger Sub with the provisions hereof will not, conflict with, result in any violation of or default (with or without notice or lapse of time or both) under, give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any Lien on any of the properties or assets of Parent or Merger Sub under, any provision of (a) the certificate of incorporation, bylaws or any other organizational documents of any of the Parent Companies,
(b) any loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise, license or other agreement or instrument applicable to Parent or Merger Sub, or
(c) assuming the consents, approvals, authorizations, permits, filings and notifications referred to in Section 4.4 are duly and timely obtained or made, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to any of the Parent Companies or any of their respective properties or assets, other than, in the case of clause (b) or (c) above, any such conflict, violation, default, right, loss or Lien that, individually or in the aggregate, would not have a Material Adverse Effect on Parent.
4.4 Consents and Approvals. No consent, approval, order or authorization of, registration, declaration or filing with, or permit from, any Governmental Authority is required by or with respect to any Parent Company in connection with the execution and delivery of this Agreement by Parent and Merger Sub or the consummation by Parent and Merger Sub of the transactions contemplated hereby, except for the following: (a) any such consent, approval, order, authorization, registration, declaration, filing or permit which the failure to obtain or make would not, individually or in the aggregate, have a Material Adverse Effect on Parent; (b) the filing of the Certificate of Merger with the Secretary of State of Delaware pursuant to the provisions of the DGCL; and (c) such filings and approvals as may be required by any applicable state takeover laws or Environmental Laws. No Third-Party Consent is required by or with respect to any of the Parent Companies in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby and thereby, except for any such Third-Party Consent which has been or will be obtained prior to Closing or which the failure to obtain would not, individually or in the aggregate, have a Material Adverse Effect on Parent.
4.5 Interim Operations of Merger Sub. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has not engaged in any business or activity (or conducted any operations) of any kind, entered into any agreement or arrangement with any person or entity, or incurred, directly or indirectly, any liabilities or obligations, except in connection with its incorporation, the negotiation of this Agreement, the Merger and the transactions contemplated hereby.
4.6 Financing. Parent and Merger Sub have cash on hand or committed financing sufficient (a) to deliver the Merger Consideration as detailed in Article 2 herein, and to consummate the transactions contemplated by this Agreement, including without limitation, to make all other payments of fees and expenses contemplated hereunder, and (b) to refinance or prepay in full all indebtedness under the Company Senior Secured Credit Facility and the Company Sub Debt Credit Agreement. Parent has delivered to the Company a true and correct copy of the commitment letter of Bank One, NA dated April 30, 2004 related to the financing of Parent's obligations hereunder, the financing commitment under which is currently in full force and effect.
4.7 No Advice. Parent and Merger Sub have relied only on the advice of their own professional advisers with respect to the tax and other economic considerations related to this Agreement and the transactions contemplated hereby, and Parent and Merger Sub expressly acknowledge that none of the Company, any Subsidiary of Company or any of their respective Affiliates or advisors has provided Parent or Merger Sub with investment advice of any kind in connection with this Agreement or the transactions contemplated hereby.
                            ARTICLE 5

                            COVENANTS

     5.1 Conduct of Business by the Company Pending Closing. The Company (in its own capacity and in its capacity as managing general partner or sole stockholder on behalf of the Material Subsidiaries) covenants and agrees with Parent that, from the date of this Agreement until the Effective Time, the Company and each Material Subsidiary will conduct its business only in the ordinary and usual course consistent with past practices. Notwithstanding the preceding sentence, the Company covenants and agrees with Parent that, except as specifically contemplated in this Agreement, from the date of this Agreement until the Effective Time, without the prior written consent of Parent:

          (a) Neither the Company nor any Material Subsidiary will: (i) amend its certificate of incorporation, bylaws, partnership agreement or other organizational documents; (ii) split,  combine or  reclassify  any  of  its  outstanding  capital  stock;  (iii)
declare,  set  aside or pay any dividends or other  distributions
(whether payable in cash, property or securities) with respect to its capital stock; (iv) issue, sell or agree to issue or sell any securities or other equity interests, including its capital stock
(including shares of capital stock held as treasury shares),  any rights,  options  or warrants to acquire its  capital  stock,  or securities  convertible into or exchangeable or  exercisable  for its  capital  stock  (other than shares of Company  Common  Stock
issued   pursuant   to  the  exercise  of  any  Company   Warrant
outstanding on the date of this Agreement); (v) purchase, cancel, retire,  redeem  or  otherwise acquire  any  of  its  outstanding capital stock or other securities or other equity interest;  (vi)
merge  or consolidate with, or transfer all or substantially  all of  its assets to, any other Person; (vii) liquidate, wind-up  or dissolve  (or suffer any liquidation or dissolution);  or  (viii)
enter  into  any  contract, agreement, commitment or  arrangement with  respect  to any of the foregoing; provided,  however,  that
nothing  herein  shall  prohibit  the  Company  from  paying   or
prepaying  any  indebtedness  under  the  Company  Senior  Credit
Facility and the Company Sub Debt Credit Agreement.

(b) Neither the Company nor any Material Subsidiary will: (i) acquire any corporation, partnership or other business entity or any interest therein; (ii) sell, lease or sublease, transfer, farm out or otherwise dispose of or mortgage, pledge or otherwise encumber any Oil and Gas Interests of the Company (including for this purpose any Partnership PUD) that were assigned a Reserve Data Value in excess of $200,000 in the aggregate (except that this clause shall not apply to the sale of Hydrocarbons in the ordinary course of business pursuant to existing arrangements and contracts or to encumbrances under the Company Senior Credit Facility and the Company Sub Debt Credit Agreement); (iii) acquire Oil and Gas Interests or other assets that have a value at the time of such acquisition in excess of $200,000 in the aggregate; (iv) enter into any hedging or derivative contracts (financial, commodity or otherwise) other than the Hedging Transactions set forth in Section 3.13 of the Company Disclosure Schedule; (v) sell, transfer or otherwise dispose of or mortgage, pledge or otherwise encumber any securities of any other Person;
(vi) make any loans, advances or capital contributions to, or investments in, any Person (other than the capital contribution of $500,000 to be paid and the Spin-Off Assets to be transferred to the wholly-owned Subsidiary of the Company, as described in Sections 5.15 and 6.2(g)); (vii) agree with any Person to limit or otherwise restrict in any manner the ability of the Company or any Material Subsidiary to compete or otherwise conduct its business, or waive any limitations or restrictions on the ability of such Person to compete with the Company or any Material Subsidiary; or (viii) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing.
(c) Neither the Company nor any Material Subsidiary will: (i) incur any indebtedness for borrowed money; (ii) incur any cost or expense for geophysical items including acquisition, processing, reprocessing or interpretation; (iii) incur any other obligation or liability (other than liabilities incurred in the ordinary course of business consistent with past practices); (iv) make a capital expenditure or series of related capital expenditures in excess of $100,000, except in connection with those authorities for expenditures set forth in Section 5.1(c) of the Company Disclosure Schedule; (v) assume, endorse (other than endorsements of negotiable instruments in the ordinary course of business), guarantee or otherwise become liable or responsible (whether directly, contingently or otherwise) for the liabilities or obligations of any other Person; or (vi) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing.
(d) The Company will operate, maintain and otherwise deal with the Oil and Gas Interests of the Company and each Material Subsidiary in accordance with good and prudent oil and gas field practices and in accordance with all applicable oil and gas leases and other contracts and agreements and all applicable laws, rules and regulations.
(e) The Company will not resign, transfer or otherwise voluntarily relinquish any right it has as of the date of this Agreement, as operator of any Oil and Gas Interest of the Company, and in each case in which a third party operator resigns or is removed as operator of any Oil and Gas Interest of the Company or any Material Subsidiary, the Company or Material Subsidiary will vote for the Company as the successor operator.
(f) Neither the Company nor any Material Subsidiary will: (i) enter into, or otherwise become liable or obligated under or pursuant to, (1) any employee benefit, pension or other plan (whether or not subject to ERISA), (2) any other stock option, stock purchase, incentive or deferred compensation plan or arrangement or other fringe benefit plan, (3) any consulting, employment, severance, bonus, termination or similar agreement with any Person, or (4) any amendment or extension of any such plan, arrangement or agreement; (ii) except for payments made pursuant to any existing Company Plan or any other plan, agreement or arrangement described in Section 3.14(a) of the Company Disclosure Schedule, grant, or otherwise become liable for or obligated to pay, any severance or termination payment, bonus or increase in compensation or benefits to, or forgive any indebtedness of, any employee or consultant of the Company; (iii) enter into or amend any Company Material Agreements or (iv) enter into any contract, agreement, commitment or arrangement to do any of the foregoing.
(g) Neither the Company nor any Material Subsidiary will create, incur, assume or permit to exist any Lien on any of its assets, except for Permitted Encumbrances.
(h) The Company and each Material Subsidiary will: (i) keep and maintain accurate books, records and accounts; (ii) maintain in full force and effect the policies or binders of insurance described in Section 3.15(i); (iii) pay all Taxes, assessments and other governmental charges imposed upon any of its assets or with respect to its franchises, business, income or assets before any penalty or interest accrues thereon; provided, however, the Company will not file any Tax returns; (iv) pay all claims and expenses (including claims and expenses for labor, services, materials and supplies) when they become due and payable in accordance with their terms; and (v) comply in all material respects with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority, file with the SEC an annual report on Form 10-K for the fiscal year ended December 31, 2003 on behalf of each Partnership required to file such report if such report has not been filed as of the date hereof, obtain or take all Governmental Actions necessary in the operation of its business, and comply with and enforce the provisions of all Company Material Agreements, including paying when due all indebtedness, payables, rentals, royalties, expenses and other liabilities relating to its business or assets.
(i) The Company and each Material Subsidiary will at all times preserve and keep in full force and effect its corporate or partnership existence and rights and franchises material to its performance under this Agreement.
(j) The Company and each Material Subsidiary shall carry on its businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and shall use all commercially reasonable efforts to preserve intact its present business organizations, keep available the services of its current officers and employees (provided, however, that the Company will not hire any additional employees) and endeavor to preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall not be impaired in any material respect at the Effective Time.
(k) Neither the Company nor any Material Subsidiary will engage in any line of business in which it is not engaged as of the date hereof.
(l) Neither the Company nor any Material Subsidiary will enter into, or otherwise be a party to, any agreement or understanding relating to the voting, registration or transfer of any shares of its capital stock or other securities.
     5.2  Access to Assets, Personnel and Information.

          (a) From the date hereof until the Effective Time, the Company shall: (i) afford to Parent and the Parent Representatives, at
Parent's sole risk and expense, reasonable access to any  of  the assets, books and records, contracts, employees, representatives,
agents   and   facilities  of  the  Company  and  each   Material
Subsidiary; (ii) provide to Parent all information which pertains to matters requiring Parent's approval under Section 5.1 and cooperate with Parent to institute procedures and practices to facilitate the joint approval by Parent and the Company of such matters; (iii) upon request, furnish promptly to Parent (at
Parent's expense) a copy of any file, book, record, contract, permit, correspondence, or other written information, document or data concerning the Company and each Material Subsidiary (or any of their assets) that is within the possession or control of the Company; and (iv) consent to its independent auditors and Ryder
Scott Company, L.P. to make available their respective work papers to Parent and the Parent Representatives to the extent permitted by the applicable professional standards.

(b) Parent and the Parent Representatives shall, at Parent's sole risk and expense, have the right to make an environmental and physical assessment of the assets of the Company and the Material Subsidiaries and, in connection therewith, shall have the right to enter and inspect such assets and all buildings and improvements thereon, conduct soil and water tests and borings and generally conduct such tests, examinations, investigations and studies as Parent deems necessary, desirable or appropriate for the preparation of engineering or other reports relating to such assets, their condition and the presence of Hazardous Materials and compliance with Environmental Laws. The Company shall be provided not less than 24 hours' prior notice of such activities, and the Company Representatives shall have the right to witness all such tests and investigations. Parent shall (and shall cause the Parent Representatives to) keep any data or information acquired by any such examinations and the results of any analyses of such data and information strictly confidential and will not (and will cause the Parent Representatives not to) disclose any of such data, information or results to any Person unless otherwise required by law or regulation and then only after written notice to the Company of the determination of the need for disclosure. Parent shall indemnify, defend and hold the Company and the Company Representatives harmless from and against any and all claims to the extent arising out of or as a result of the activities of Parent and the Parent Representatives on the assets of the Company in connection with conducting such environmental and physical assessment, even if as a result of the Company's sole or concurrent negligence, except to the extent of and limited by the gross negligence or willful misconduct of the Company or any Company Representative.
(c) The Company will (and will cause the Company Representatives to) fully cooperate in all reasonable respects with Parent and the Parent Representatives in connection with Parent's examinations, evaluations and investigations described in this
Section 5.2.
(d) Parent will not (and will cause Merger Sub and the Parent Representatives not to) use any information obtained pursuant to this Section 5.2 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement.
     5.3  No Solicitation.

          (a) From and after the date hereof, the Company will not, and will not authorize or permit any of the Company Representatives to,  directly  or indirectly, solicit or encourage (including  by way  of  providing information) any prospective acquiror  or  the invitation or submission of any inquiries, proposals or offers or any  other efforts or attempts that constitute, or may reasonably be  expected to lead to, any Acquisition Proposal (as hereinafter defined)  from  any  Person  or  engage  in  any  discussions  or negotiations with respect thereto or otherwise cooperate with  or assist  or  participate  in,  or facilitate  any  such  proposal;
provided,  however, that notwithstanding any other  provision  of this  Agreement, that, consistent with the fiduciary  obligations of  the Company's directors under applicable law, the Company may
participate   in  any  unsolicited  discussions  or  negotiations
regarding,  and may furnish to any Person information  (including the  amount of the Merger Consideration, but no other information related  to  the  terms  of the Merger  Agreement  that  are  not otherwise  publicly  available unless  the  Company's  directors, after  consultation with counsel, conclude that  their  fiduciary duties require disclosure of such other information) or take such other  action as it may deem appropriate with respect to, any  of the  foregoing; provided, further, that nothing in  this  Section
5.3  shall prevent the Company from taking any position necessary in order to comply with the filing and disclosure requirements of
Schedule  14D-9,  if  applicable,  and  provided  that  prior  to entering  into such discussions or negotiations or providing  any such  information  the  Company  shall  enter  into  a  customary confidentiality  agreement with such Person containing  terms  no
more   favorable   to   such  Person  than   contained   in   the
Confidentiality  Agreement. The Company shall  immediately  cease and cause to be terminated any existing solicitation, initiation, encouragement,  activity,  discussion  or  negotiation  with  any parties  conducted  heretofore by  the  Company  or  any  of  the
Company's   Representatives  with  respect  to  any   Acquisition
Proposal.  The Company will promptly notify in writing Parent  of any  receipt by the Company or any of the Company Representatives of  a  request from a third party for information concerning  the
Company and its business, properties and assets or the receipt of any Acquisition Proposal, including the identity of the person or group  requesting  such  information or making  such  Acquisition
Proposal,   and  the  material  terms  and  conditions   of   any
Acquisition Proposal.

(b) As used in this agreement, "Acquisition Proposal" means any proposal or offer, other than a proposal or offer by Parent or any of its Affiliates or any Affiliate of the Company, for, or that could be reasonably expected to lead to, a tender or exchange offer, a merger, consolidation or other business combination involving the Company or any proposal to acquire in any manner a substantial equity interest in, or any substantial portion of the assets of, the Company.
(c) Nothing in this Section 5.3 shall permit the Company to terminate this Agreement except as specifically provided in
Section 7.1.
     5.4 Stockholder Consent. The Company shall take all action necessary in accordance with applicable law and its certificate of incorporation and bylaws to prepare and cause to be disseminated to all Company stockholders of record the proposed Stockholder Consent as promptly as practicable (but not later than three days) after the date hereof for the purpose of approving the Company Proposal. Subject to the fiduciary duties of the Board of Directors of the Company and Section 5.3, the
Company will (through its Board of Directors) recommend to its stockholders approval of the Company Proposal and not rescind or modify such recommendation and shall use its reasonable best efforts to obtain as promptly as practicable approval and adoption of the Company Proposal by its stockholders. If, however, the Board of Directors of the Company rescinds or modifies such recommendation pursuant to the first clause of the immediately preceding sentence, the Company Proposal shall nevertheless be submitted to the Company's stockholders.

5.5  Notice of Consent. Upon execution and delivery to the
Company of the Stockholder Consent by the holders of a majority of the outstanding shares of Company Capital Stock, the Company shall immediately provide a copy of each counterpart of the executed Stockholder Consent to Parent and, at the written direction of Parent shall, within 24 hours of the Company's receipt of Parent's instructions, either (a) file the Certificate of Merger in accordance with the DGCL assuming that all other conditions to Closing under Sections 6.1 and 6.3 are satisfied, or waived by the Company; or (b) cause the Notice to Stockholders to be mailed to the holders of record of the Company Capital
Stock who did not execute the Stockholder Consent (with a record date for such notice being the date the Stockholder Consent is delivered to the Company). Such instruction shall be given in Parent's sole discretion unless the Stockholder Consent shall have been executed by holders of 95% or more of the outstanding shares of Company Capital Stock, in which case Parent shall instruct, assuming all other conditions set forth in Sections 6.1 or 6.2 are satisfied or waived, the Company to act in accordance with clause (a) of the preceding sentence; provided, that, if all such conditions set forth in Sections 6.1 or 6.2 are satisfied or waived but the funds contemplated by the financing commitment described in Section 4.6 are not available to Parent, then Parent may extend the date by which it must give such instruction to the date when such funds are available, but in no event later than
May 21, 2004.  In the event Parent directs the Company to file the Certificate of Merger under (a) above, the Parent will cause the Notice to Stockholders to be mailed within 10 days after the Effective Time and in accordance with the DGCL to the holders of record of the Company Capital Stock as of the Effective Time who did not execute the Stockholder Consent.
5.6 Additional Arrangements. Subject to the terms and conditions herein provided, each of the Company and Parent shall take, or cause to be taken, all action and shall do, or cause to be done, all things necessary, appropriate or desirable under any applicable laws and regulations or under applicable governing agreements to consummate and make effective the transactions contemplated by this Agreement, including using all reasonable efforts to obtain all necessary waivers, consents and approvals and effecting all necessary registrations and filings. Each of the Company and Parent shall take, or cause to be taken, all action or shall do, or cause to be done, all things necessary, appropriate or desirable to cause the covenants and conditions applicable to the transactions contemplated hereby to be performed or satisfied as soon as practicable. In addition, if any Governmental Authority shall have issued any order, decree, ruling or injunction, or taken any other action that would have the effect of restraining, enjoining or otherwise prohibiting or preventing the consummation of the transactions contemplated hereby, each of the Company and Parent shall use its reasonable best efforts to have such order, decree, ruling or injunction or other action declared ineffective as soon as practicable.
5.7 Public Announcements. Prior to the Closing, the Company and Parent will consult with each other before issuing any press release or otherwise making any public statement with respect to the transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement prior to obtaining the approval of the other Party, which approval shall not be unreasonably withheld; provided, however, that such approval shall not be required where such release or announcement is required by applicable law; and provided further, that either the Company or Parent may respond to inquiries by the press or others regarding the transactions contemplated by this Agreement, so long as such responses are consistent with such Party's previously issued press releases.
5.8 Payment of Expenses. Each Party shall pay its own expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby, whether or not the Merger shall be consummated. The
Company shall bear and pay the costs and expenses associated with mailing the Notice to Stockholders.
5.9  Indemnification and Insurance.
          (a) For six years after the Effective Time, Parent shall indemnify, defend and hold harmless to the fullest extent permitted by law the present and former officers and directors of the Company or any Material Subsidiary against all losses, claims, damages, fines, penalties and liability in respect of acts or omissions occurring at or prior to the Effective Time including amounts paid in settlement or compromise with the approval of Parent (not to be unreasonably withheld or delayed); provided, however, in the event any claim or claims are made or
asserted   within   such   six  year  period,   all   rights   to
indemnification in respect of any such claim or claims shall continue until the disposition thereof; and provided further, however, no officer or director of the Company will be entitled to any indemnification from Parent with respect to any action or matter (i) related to an action taken deliberately which, if known by Parent, would have resulted in the representations and warranties set forth in Article 3 of the Agreement to have been false or misleading to the extent that the condition described in
Section 6.2(a), other than the provision thereof related to the certificate signed by a Responsible Officer of the Company, would not have been satisfied, as determined by final nonappealable
judgment   of  a  court  of  competent  jurisdiction  (it   being
understood that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be paid by Parent, but only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director of officer is not entitled to be indemnified under Section 5.9(a)) and (ii) asserted by any Person owning Company Capital Stock or any equity owner in any Material Subsidiary immediately prior to the Effective Time. Notwithstanding the foregoing, Parent and Merger Sub agree that all rights to indemnification, exculpation and advancement now existing in favor of any current or former officers or directors of the Company or any Material Subsidiary, as provided in the Company's or such Material Subsidiary's respective charter, bylaws or partnership agreement (or similar organizational documents) shall survive the Merger as obligations of the Surviving Corporation or applicable Material Subsidiary and shall continue in full force and effect in accordance with their terms and without amendment thereof.

(b) From and after the Effective Time, Parent shall cause to be maintained in effect for not less than six years from the
Effective Time the current policies of the directors' and
officers' liability insurance maintained by the Company;
provided, however, that: (i) Parent may substitute therefor policies of at least the same coverage containing terms and conditions which are no less advantageous; (ii) such substitution shall not result in gaps or lapses in coverage with respect to matters occurring prior to the Effective Time; and (iii) Parent shall not be required to pay an annual premium in excess of 200%
of the last annual premium paid by the Company prior to the date hereof and if Parent is unable to obtain the insurance required by this Section 5.9(b) it shall obtain as much comparable
insurance as possible for an annual premium equal to such maximum amount.
(c) Following the Merger, if the Parent or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person or Persons, then, and in each such case, proper provision shall be made so that the successors and assigns of Parent and any of their successors and assigns, assume the obligations of the Parties, Parent and the Surviving Corporation set forth in this Section 5.9.
(d)  This Section 5.9 shall survive the consummation of the
Merger at the Effective Time, is intended to benefit the
Surviving Corporation and the current and former officers and directors of the Company or any Material Subsidiary and their respective heirs and representatives (each of whom may enforce the provisions of this Section 5.9) and shall be binding on the successors and assigns of Parent and the Surviving Corporation.
     5.10 Stockholder Litigation. The Company shall give Parent the
reasonable   opportunity  to  participate  in  the   defense   or
settlement of any stockholder litigation against the Company and/or its directors relating to the transactions contemplated by this Agreement, and no such settlement shall be agreed to without
Parent's   written  consent,  which  shall  not  be  unreasonably
withheld or delayed.

5.11 Opinion of Financial Advisor. A true, correct and complete copy of the written opinion delivered by Petrie Parkman & Co. as set forth in Section 3.21, which opinion shall be included in the Notice to Stockholders, has been delivered to Parent by the Company.
5.12 Resignations of Officers and Directors of the Company. As requested by Parent, prior to the Closing Date, the Company shall obtain written resignations from each of its officers and directors and from each of the officers and directors of any corporate Subsidiaries under which such persons shall resign as an officer and/or director of the Company or such corporate Subsidiary, as the case may be, effective as of the Effective Time.
5.13 Warrant Surrender Agreements. The Company shall use its reasonable best efforts to cause each holder of a Company Warrant to execute a Warrant Surrender Agreement prior to the Effective Time.
5.14 Company Purchase of General Partner Interests. Prior to the Effective Time, either (i) the Company or a Material Subsidiary shall purchase from H. H. Wommack, III or his Affiliates all of the general partner interests in the Partnerships owned by Mr. Wommack or his Affiliates for a purchase price not to exceed $150,000, in the aggregate, and upon such other terms and conditions as are agreed to by the Company and Mr. Wommack and subject to the prior approval of the Parent or (ii) Parent and Mr. Wommack shall mutually agree upon the rights and obligations of Mr. Wommack as a continuing general partner in the Partnerships in which he currently serves as general partner, which agreement will include Mr. Wommack having no management role as a general partner and being indemnified by Parent for continuing to serve in such capacity.
5.15 Spin-Off of Assets and Liabilities. Prior to the Effective Time, the Company shall transfer the Spin-Off Assets and Liabilities to a wholly-owned Subsidiary of the Company and distribute the securities of such Subsidiary to the stockholders of the Company. The Company shall not retain or be subject to any liabilities related to the Spin-Off Assets and Liabilities and such Subsidiary shall expressly assume, and indemnify the Company from, such liabilities. The other terms and conditions of the transfer of the Spin-Off Assets and Liabilities shall be those agreed to by the Company and the Subsidiary and subject to the prior approval of the Parent.
5.16 Release by Stockholders. Prior to the Effective Time, the Company shall use all reasonable commercial efforts to obtain from each beneficial owner of shares of the Company's Capital Stock a full, final and unconditional release of each current and former director or officer of the Company or any Subsidiary of the Company releasing such directors and officers from any and all liabilities and claims, known or unknown, with respect to acts or omissions of such Persons taken or failed to have been taken prior to the Effective Time. The form of such release shall be in the form attached hereto as Exhibit C.
5.17 Audited Financial Statements. Prior to the Effective Time, the Company shall deliver to Parent, for itself and on behalf of the Partnerships, the audited financial statements of the Company and the Partnerships for the fiscal year ended December 31, 2003 (collectively, the "Audited Financial Statements") which Audited Financial Statements shall, on delivery, become a part of Section 3.6(a) of the Company Disclosure Schedule and shall be subject to the representations and warranties contained in Section 3.6(b). The Company shall use its best efforts to deliver the Audited Financial Statements to the Parent as soon as practicable, but shall in any event deliver them no later than May 14, 2004.
                            ARTICLE 6

                      CONDITIONS TO CLOSING

     6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each Party to effect the Merger shall be subject to the satisfaction, at or prior to the Closing Date, of the following conditions, any or all of which may be waived in whole or in part by both Parent and the Company:

          (a) Stockholder Approval. The Stockholder Consent shall have been executed or the Company Proposal shall have otherwise been duly and validly approved and adopted by a vote of a majority of the outstanding shares of Company Common Stock and Company Class
A Common Stock, voting together as a single class.

(b) Other Approvals. All consents, approvals, permits and authorizations required to be obtained prior to the Effective Time from any Governmental Authority in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the Company, Parent and Merger Sub shall have been made or obtained (as the case may be), except where the failure to obtain such consents, approvals, permits and authorizations would not be reasonably likely to result in a Material Adverse Effect on Parent or the Company or to materially adversely affect the consummation of the Merger.
(c) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; provided, however, that, prior to invoking this condition, the invoking Party shall have complied fully with its obligations under Section 5.10 and, in addition, shall use all reasonable best efforts to have any such decree, ruling, injunction or order vacated.
     6.2 Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are subject to the satisfaction of the following conditions, any or all of which may be waived in whole or in part by Parent and Merger Sub:

          (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects (provided (i) that any representation or warranty contained herein that is qualified by a materiality standard or a Material Adverse Effect qualification
shall   not   be   further  qualified  hereby,   and   (ii)   the
representation and warranty set forth in Section 3.27 shall be true without reference to any materiality qualifier except as expressly provided therein) as of the Closing Date (except to the extent such representation or warranty speaks as of an earlier date), and Parent shall have received a certificate signed by a Responsible Officer of the Company to such effect.

(b) Performance of Covenants and Agreements by the Company. The Company shall have performed in all material respects all covenants and agreements required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed by a Responsible Officer of the Company to such effect.
(c) No Material Adverse Effect. Since December 31, 2003, there shall not have occurred a Material Adverse Effect with respect to the Company.
(d) Dissenters' Rights. The aggregate number of shares of Company Capital Stock, which are entitled to vote on the Company proposal and are held of record by a Person or Persons who exercise their appraisal right under the DGCL to dissent from the proposed Merger, shall not exceed five percent (5%) of the total number of issued and outstanding shares of Company Capital Stock held of record and entitled to vote on the proposed Merger.
(e) Resignations of Officers and Directors of the Company and Certain Subsidiaries. Parent shall have received the written resignations contemplated by Section 5.13.
(f)  Sale of General Partner Interests. Either (i) H.H. Wommack,
III shall have sold to a Material Subsidiary of the Company his general partner interests in the Partnerships in which he serves as general partner in accordance with Section 5.14 of this Agreement, and Parent shall have received an opinion from counsel to the Company acceptable to Parent, or (ii) Parent and Mr.
Wommack shall mutually agree upon the rights and obligations of Mr. Wommack as a continuing general partner in the Partnerships in which he currently serves as general partner, which agreement will include Mr. Wommack having no management role as a general partner and being indemnified by Parent for continuing to serve in such capacity.
(g) Spin-Off of Assets and Liabilities. The Company shall have transferred the Spin-Off Assets and Liabilities from the Company to a wholly-owned Subsidiary and distributed the securities of such Subsidiary to the Company's stockholders in accordance with
Section 5.15 of this Agreement.
(h) Release by Stockholders. The beneficial owners of all of the outstanding Company Capital Stock shall have validly executed and delivered the release referred to in Section 5.16.
(i) Audited Financial Statements. Parent shall have received the Audited Financial Statements, and the Audited Financial
Statements for the Company shall not be materially different from the Financial Statements of the Company; provided, however, that Parent recognizes the Company will receive a going concern opinion from its auditors and that all of its long-term debt will be classified as current.
     6.3 Conditions to Obligations of the Company. The obligations of the Company to effect the Merger are subject to the satisfaction of the following conditions, any or all of which may be waived in whole or in part by the Company:

          (a) Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct in all material respects (provided that any representation or warranty contained herein that is qualified
by   a   materiality  standard  or  a  Material  Adverse   Effect
qualification shall not be further qualified hereby) as of the Closing Date (except to the extent such representation or warranty speaks as of an earlier date), and the Company shall have received a certificate signed by a Responsible Officer of Parent to such effect.

(b) Performance of Covenants and Agreements by Parent and Merger Sub. Parent and Merger Sub shall have performed in all material respects all covenants and agreements required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed by a Responsible Officer of Parent to such effect.
                            ARTICLE 7

                           TERMINATION

     7.1 Termination Rights. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after approval of the Company Proposal by the stockholders of the Company:

          (a)  By mutual written consent of Parent and the Company;

(b) By either the Company or Parent if: (i) the Merger has not been consummated by May 21, 2004 (provided, however, that the right to terminate this Agreement pursuant to this clause (i) shall not be available to any Party whose breach of any representation or warranty or failure to perform any covenant or agreement under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date); or
(ii) any Governmental Authority shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable (provided, however, that the right to terminate this Agreement pursuant to this clause (ii) shall not be available to any Party until such Party has used all reasonable best efforts to remove such injunction, order or decree).
(c) By Parent if: (i) there has been a material breach of the representations and warranties made by the Company in Article 3 (provided, however, that any representation or warranty contained therein that is qualified by a materiality standard or a Material Adverse Effect qualification shall not be further qualified hereby, and provided, further, that Parent shall not be entitled to terminate this Agreement pursuant to this clause (i) unless Parent has given the Company notice of such breach and the Company has failed to cure such breach within 10 days following such notice, but in any event not later than May 21, 2004), and the condition described in Section 6.2(a), other than the provision thereof relating to the certificate signed by a Responsible Officer of the Company, would not be satisfied if the Closing were to occur on the day on which Parent gives the Company notice of such termination; (ii) the Company has failed to comply in any material respect with any of its covenants or agreements contained in this Agreement and such failure has not been, or cannot be, cured within 10 days after notice and demand for cure thereof, but in any event not later than May 21, 2004;
or (iii) the Company Proposal shall have not been approved by the execution of the Stockholder Consent or requisite vote at a duly called meeting within 20 days of the date of this Agreement.
(d) By the Company if: (i) there has been a material breach of the representations and warranties made by Parent and Merger Sub in Article 4 (provided, however, that any representation or warranty contained therein that is qualified by a materiality standard or a Material Adverse Effect qualification shall not be further qualified hereby, and provided, further, that the Company shall not be entitled to terminate this Agreement pursuant to this clause (i) unless the Company has given Parent notice of such breach and Parent has failed to cure such breach within 10 days following such notice, but in any event not later than May 21, 2004), and the condition described in Section 6.3(a), other than the provision thereof relating to the certificate signed by a Responsible Officer of Parent, would not be satisfied if the Closing were to occur on the day on which the Company gives Parent notice of such termination; (ii) Parent or Merger
Sub has failed to comply in any material respect with any of its respective covenants or agreements contained in this Agreement, and, in either such case, such failure has not been, or cannot be, cured within 10 days after notice and demand for cure thereof, but in any event not later than May 21, 2004; or (iii) the Company Proposal shall not have been approved by the execution of the Stockholder Consent or by requisite vote taken at a duly called meeting within 20 days of the date of this Agreement; provided, however, that the Company shall not be entitled to terminate this Agreement pursuant to this clause
(iii) if the Company shall not have complied with its obligations set forth in Section 5.4.
     7.2 Effect of Termination. If this Agreement is terminated by either the Company or Parent pursuant to the provisions of
Section 7.1, this Agreement shall forthwith become void except for, and there shall be no further obligation on the part of any party hereto or its respective Affiliates, directors, officers or stockholders except that, the provisions of Sections 5.2 (but only to the extent of the confidentiality and indemnification provisions contained therein), 5.8, 7.3, Article 8 and the Confidentiality Agreement shall survive any such termination and shall continue pursuant to their terms; provided, however, that subject to Section 7.4, a termination of this Agreement shall not relieve any Party hereto from any liability for damages incurred as a result of a breach by such Party of its representations, warranties, covenants, agreements or other obligations hereunder occurring prior to such termination.

7.3 Termination Fee Payable by the Company. If this Agreement is terminated pursuant to clause (iii) of Section 7.1(c) or clause
(iii) of Section 7.1(d) and the Board of Directors shall have rescinded or modified its recommendation to the Company stockholders to approve the Company Proposal, the Company shall promptly, but in no event later than one business day after termination of this Agreement, pay to Parent an amount equal to $5,000,000 in same day funds and upon making such payment the Company shall be fully released and discharged from any liability or obligation resulting from or under this Agreement.
7.4 Termination Fee Payable by Parent. If following execution and delivery of the Stockholder Consent, or other valid approval of the Company Proposal pursuant to Section 6.1(a), and in each case each condition to Parent's and Merger Sub's obligations set forth in Section 6.2 is satisfied, Parent fails to provide to the Exchange Agent all of the cash comprising the Merger Consideration as contemplated by Section 2.5(a) on or before May 21, 2004 solely because the funds contemplated by the financing commitment referred to in Section 4.6 are not available to Parent (except if such nonavailability is due to the conditions set forth in such commitment relating to the assumption by Bank One, N.A. of the Company's obligations under the Company's Hedging Transactions on terms acceptable to Parent) and this Agreement is terminated by the Company pursuant to
Section 7.1(b)(i), Parent shall promptly, but in no event later than one day after termination of this Agreement, pay to the Company an amount equal to $5,000,000 in same day funds and upon making such payment, notwithstanding Sections 7.2 and 8.13, Parent shall be fully released and discharged from any liability or obligation resulting from or under this Agreement.
                            ARTICLE 8

                          MISCELLANEOUS

     8.1 Nonsurvival of Representations and Warranties. None of the representations or warranties contained in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the consummation of the Merger.

8.2 Amendment. This Agreement may be amended by the Parties at any time before or after approval of the Company Proposal by the stockholders of the Company; provided, however, that, after any such approval, no amendment shall be made that by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by a written instrument signed by an authorized representative of each of the Parties.
8.3 Notices. Any notice or other communication required or permitted hereunder shall be in writing and either delivered personally (effective upon delivery), by facsimile transmission (effective on the next day after transmission), by recognized overnight delivery service (effective on the next day after delivery to the service), or by registered or certified mail, postage prepaid and return receipt requested (effective on the fifth business day after the date of mailing), at the following addresses or facsimile transmission numbers (or at such other address(es) or facsimile transmission number(s) for a Party as shall be specified by like notice):
     If to Parent or Merger Sub, to:

          Clayton Williams Energy, Inc.
          6 Desta Drive, Suite 6100
          Midland, Texas  79705
          Attn:  L. Paul Latham
          Telephone:  (432) 688-3212
          Telecopier:  (432) 688-3247

     with copies to:

          Cotton, Bledsoe, Tighe & Dawson, P.C.
          500 W. Illinois, Suite 300
          Midland, Texas  79701
          Attn:  Richard T. McMillan, Esq.
          Telephone:  (432) 684-5782
          Telecopier:  (432) 682-3672

     If to the Company, to:

          Southwest Royalties, Inc.
          407 North Big Spring
          Suite 300
          Midland, Texas  79701
          Attn:  Bill E. Coggin
          Telephone: (432) 686-9927
          Telecopier:  (432) 688-0191

     with a copy to:

          Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C.
          211 Commerce Street, Suite 1000
          Nashville, Tennessee  37201
          Attn:  Tonya Mitchem Grindon, Esq.
          Telephone:  (615) 726-5607
          Telecopier:  (615) 744-5607

     and:

          Akin Gump Strauss Hauer & Feld LLP
          1111 Louisiana, Suite 4400
          Houston, Texas 77002
          Attn:  James L. Rice III, Esq.
          Telephone:  (713) 220-8116
          Telecopier:  (713) 236-0822

     8.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same
agreement,   and  shall  become  effective  when  one   or   more
counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart.

8.5 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.
8.6 Entire Agreement; No Third Party Beneficiaries. This Agreement (together with the Confidentiality Agreement, each exhibit hereto, and the Company Disclosure Schedule) (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof and thereof; and (b) except as provided in ARTICLE 2 and Section 5.9, is solely for the benefit of the Parties and their respective successors, legal representatives and assigns and does not confer on any other Person any rights or remedies hereunder.
8.7 Applicable Law. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Delaware regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.
8.8 No Remedy in Certain Circumstances. Each Party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof to be null, void or unenforceable, or order any Party to take any action inconsistent herewith or not to take an action consistent herewith or required hereby, the validity, legality and enforceability of the remaining provisions and obligations contained or set forth herein shall not in any way be affected or impaired thereby, unless the foregoing inconsistent action or the failure to take any action constitutes a material breach of this Agreement or makes this Agreement impossible to perform, in which case this Agreement shall terminate pursuant to Article 7.
8.9 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties (whether by operation of law or otherwise) without the prior written consent of the other Parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.
8.10 Waivers. At any time prior to the Effective Time, the Parties may, to the extent legally allowed (a) extend the time for the performance of any of the obligations or other acts of the other Parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive performance of any of the covenants or agreements, or satisfaction of any of the conditions, contained herein. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in a written instrument signed by an authorized representative of such Party. Except as provided in this Agreement, no action taken pursuant to this Agreement, including any investigation by or on behalf of any Party, shall be deemed to constitute a waiver by the Party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any Party of a breach of any provision hereof shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provisions hereof.
8.11 Confidentiality Agreement. The Confidentiality Agreement shall remain in full force and effect following the execution of this Agreement; provided, however, that any standstill provisions contained therein are hereby waived to the extent necessary for the Parties to consummate the Merger in accordance with the terms of this Agreement.
8.12 Incorporation. Exhibits and Schedules referred to herein are attached hereto and by this reference incorporated herein for all purposes.
8.13 Specific Performance. The parties recognize that in the event any party should refuse to perform under the provisions of this Agreement, monetary damages alone will not be adequate. Except as provided in Sections 7.3 and 7.4, the non-breaching party(ies) shall therefore be entitled, in addition to any other remedies which may be available, including money damages, to obtain specific performance of the terms of this Agreement. In the event of any action to enforce this Agreement specifically, each party hereby waives the defense that there is an adequate remedy at law.
     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives, on the date first written above.

                              CLAYTON WILLIAMS ENERGY, INC.


                              By:
                              Name:
                              Title:


                              CWEI-SWR, INC.


                              By:
                              Name:
                              Title:


                              SOUTHWEST ROYALTIES, INC.


                              By:
                                   H.H. Wommack, III
                                   President and Chief Executive
Officer